UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Gannett Co., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April [ ],2020
Dear Fellow Stockholders:
On behalf of the Board of Directors of Gannett Co., Inc. (“Gannett” or the “Company”), I cordially invite you to attend the Annual Meeting of Stockholders of Gannett Co., Inc. (the “Annual Meeting”) on Monday, June 8, 2020, at 8:00 a.m., Eastern Time, at Gannett Headquarters, 7950 Jones Branch Drive, McLean, VA 22107-0150. Although we intend to hold our Annual Meeting in person, we are monitoring the protocols that federal, state and local governments may recommend or require in light of the evolving coronavirus (COVID-19) outbreak. The health and well-being of our employees and our stockholders are paramount. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described herein) or may decide to hold the meeting in a virtual-only format over the Internet. Any such changes regarding the Annual Meeting will be announced in a press release and the filing of additional proxy materials with the U.S. Securities and Exchange Commission. Please monitor our website at https://investors.gannett.com for updated information. As always, we encourage you to vote your shares prior to the Annual Meeting.
The matters to be considered by the stockholders of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at the Annual Meeting are described in detail in the accompanying materials. After consulting with outside experts and advisors, the Board decided to strengthen the Company’s approach to governance and is proposing several changes to the Company’s Bylaws, which will enhance stockholder rights and increase the Board’s accountability. Implementation of these provisions requires stockholder approval, and every vote matters.
It is important that you use this opportunity to take part in the affairs of the Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE THE PROXY ELECTRONICALLY OR BY PHONE AS DESCRIBED ON YOUR PROXY CARD AND UNDER “HOW TO VOTE” IN THIS PROXY STATEMENT, OR PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING. Returning or completing the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares.
PLEASE NOTE THAT YOU MUST FOLLOW THESE INSTRUCTIONS IN ORDER TO ATTEND AND BE ABLE TO VOTE AT THE ANNUAL MEETING: All stockholders may vote in person at the Annual Meeting. In addition, any stockholder may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person as the proxy with power to vote your shares on your behalf. You must take the following steps in order to be able to attend and vote at the Annual Meeting: (a) if you are not the holder of record, obtain a legal proxy from your broker, bank or other holder of record and present this legal proxy to the inspector of elections at the Annual Meeting along with your ballot; (b) contact our Investor Relations department at investors@gannett.com or (212) 479-3160 to obtain an admission card and present this admission card to the inspector of elections at the Annual Meeting; and (c) present an acceptable form of photo identification, such as a driver’s license or passport, to the inspector of elections at the Annual Meeting.
Sincerely,

Michael E. Reed
Chairman of the Board of Directors

NOTICE OF THE 2020 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of Gannett Co., Inc.:
The annual meeting of stockholders of Gannett Co., Inc., a Delaware corporation (the “Company”), will be held on Monday, June 8, 2020, at 8:00 a.m., Eastern Time, at Gannett Headquarters, 7950 Jones Branch Drive, McLean, VA 22107-0150 (the “Annual Meeting”). Due to concerns about COVID-19, we may impose additional procedures or limitations on meeting attendees (beyond those described herein) or may decide to hold the meeting in a virtual-only format over the Internet. Any such changes regarding the Annual Meeting will be announced in a press release and the filing of additional proxy materials with the U.S. Securities and Exchange Commission. Please monitor our website at https://investors.gannett.com for updated information. As always, we encourage you to vote your shares prior to the Annual Meeting.
The matters to be considered and acted upon by stockholders at the Annual Meeting, which are described in detail in the accompanying materials, are:
1)	Election of directors to serve until the 2021 annual meeting of stockholders and until their respective successors are elected and duly qualified;
2)	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for fiscal year 2020;
3)	Advisory vote on executive compensation;
4)	Approval of amendments to our Amended and Restated Bylaws (the “Bylaws”) to implement majority voting in uncontested director elections;
5)	Approval of amendments to our organizational documents eliminating certain supermajority voting provisions, namely:
A.	Eliminating the supermajority voting requirement to amend certain provisions of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”);
B.	Eliminating the supermajority voting requirements to amend our Bylaws; and
C.	Eliminating the supermajority voting requirement to remove directors and to appoint directors in the event that the entire Board of Directors of the Company (the “Board”) is removed;
6)
Approval of a non-binding stockholder proposal, if properly presented at the Annual Meeting, requesting that the Board prepare an annual “journalism report” detailing the Company’s commitment to news; and

7)	Any other business properly presented at the Annual Meeting.
Only stockholders of record at the close of business on April 16, 2020 will be entitled to notice of and to vote at the Annual Meeting. Our Board of Directors recommends a vote in favor of Proposals 4 and 5 to promote stockholder democracy and increase the Board’s accountability to stockholders. As these proposals require approval by a supermajority of the outstanding shares, it is extremely important that your shares be represented at the Annual Meeting, regardless of the size of your holdings. Whether or not you expect to attend the Annual Meeting, please complete the proxy electronically or by phone as described on your proxy card and under “how to vote” in the proxy statement, or complete, date, sign and promptly return the proxy in the enclosed postage-paid envelope so that your shares may be represented at the Annual Meeting.
By Order of the Board of Directors,
/s/ Polly Grunfeld Sack
Polly Grunfeld Sack
General Counsel

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 8, 2020:
The Notice of Annual Meeting, Proxy Statement and the Annual Report
are available at http://materials.proxyvote.com/64704v

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GANNETT CO., INC.
7950 Jones Branch Drive, McLean, VA 22107-0150
PROXY STATEMENT
For the 2020 Annual Meeting of Stockholders to be Held on
June 8, 2020
The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of Gannett Co., Inc. (“we”, “us”, “our”, “Gannett” or the “Company”) for use at the 2020 Annual Meeting of stockholders (the “Annual Meeting”) to be held on Monday, June 8, 2020 at 8:00 a.m., Eastern Time, at Gannett’s Headquarters, 7950 Jones Branch Drive, McLean, VA 22107-0150. Due to concerns about COVID-19, we may impose additional procedures or limitations on meeting attendees (beyond those described herein) or may decide the hold the meeting in a virtual-only format over the Internet. Any such changes regarding the Annual Meeting will be announced in a press release and the filing of additional proxy materials with the SEC. Please monitor our website at https://investors.gannett.com for updated information. As always, we encourage you to vote your shares prior to the Annual Meeting.
Only holders of record of our common stock, par value $0.01 per share (the “Common Stock”) at the close of business on April 16, 2020, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on the record date, we had 132,058,367 shares of Common Stock outstanding and entitled to vote. We made our proxy materials available to stockholders via the Internet or in printed form on or about April [  ], 2020. Our proxy materials include the Notice of the Annual Meeting, this Proxy Statement, the proxy card and our annual report to security holders for the year ended December 31, 2019 (the “Annual Report”). These proxy materials, other than the proxy card, which is available with the printed materials, can be accessed at http://materials.proxyvote.com/64704v.
A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting. At the date hereof, management is not aware of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this Proxy Statement or the related proxy card other than the matters set forth in the Notice of the Annual Meeting. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

PLEASE NOTE, ONLY STOCKHOLDERS AS OF THE RECORD DATE AND THEIR REPRESENTATIVES ARE ENTITLED TO ATTEND THE ANNUAL MEETING AND WE RESERVE THE RIGHT TO LIMIT ATTENDANCE TO A SINGLE REPRESENTATIVE PER STOCKHOLDER.

YOU MUST TAKE THE FOLLOWING STEPS IN ORDER TO BE ABLE TO ATTEND AND VOTE AT THE ANNUAL MEETING: (1) if you are not the holder of record, obtain a legal proxy from your broker, bank or other holder of record and present this legal proxy to the inspector of elections at the Annual Meeting along with your ballot, (2) contact our Investor Relations department at investors@gannett.com or (212) 479-3160 to obtain an admission card and present this admission card to the inspector of elections at the Annual Meeting and (3) present an acceptable form of photo identification, such as a driver’s license or passport, to the inspector of elections at the Annual Meeting.

Matters to be Considered at the Annual Meeting
At the Annual Meeting, stockholders of the Company’s Common Stock will vote upon:
1)	the election of eight directors to serve until the 2021 annual meeting of stockholders (the “2021 Annual Meeting”) and until their respective successors are elected and duly qualified;
2)	a proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for fiscal year 2020;
3)	a proposal to approve, on an advisory basis, the Company’s executive compensation;

4)	a proposal to amend our Amended and Restated Bylaws (the “Bylaws”) to implement majority voting in uncontested director elections;
5)	proposals to eliminate certain supermajority voting provisions from our organizational documents, namely:
A.
a proposal to eliminate the supermajority voting requirement applicable to the amendment of certain provisions of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”);

B.	a proposal to eliminate the supermajority voting requirements applicable to the amendment of our Bylaws; and
C.	a proposal to eliminate the supermajority voting requirements applicable to remove directors and to appoint directors in the event that the entire Board is removed;
6)	a non-binding stockholder proposal, if properly presented at the Annual Meeting, requesting that the Board prepare an annual “journalism report” detailing the Company’s commitment to news; and
7)	any other business properly presented at the Annual Meeting.

GENERAL INFORMATION ABOUT VOTING
Solicitation of Proxies
This Proxy Statement is furnished in connection with the solicitation by our Board of proxies for use at the Annual Meeting and at any adjournment or postponement thereof. The expense of preparing, printing and mailing the proxy materials and the proxies solicited hereby will be borne by the Company.
Following the mailing of this Proxy Statement and other proxy materials, we and/or our agents may also solicit proxies by mail, telephone, electronic transmission, including email, or in person. In addition to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone or otherwise.
Following the mailing of this Proxy Statement and other proxy materials, we will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held as of the record date, and will provide reimbursement for the cost of forwarding the material.
If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885, collect at (212) 929-5500 or at proxy@mackenziepartners.com.
Stockholders Entitled to Vote
As of April 16, 2020, there were 132,058,367 shares of our Common Stock outstanding and entitled to vote. Each share of our Common Stock entitles the holder to one vote on each proposal included herein. Stockholders of record at the close of business on April 16, 2020 (the “Record Date”) are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.
A stockholder list will be available for examination by Gannett stockholders during the Annual Meeting and at the office of the Company at 7950 Jones Branch Drive, McLean, VA 22107-0150, during ordinary business hours throughout the ten-day period prior to the Annual Meeting for any purpose germane to the meeting.
Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company LLC, you are considered the stockholder of record with respect to those shares, and the printed proxy materials were sent directly to you by the Company.
Street Name Holders. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization (which is referred to as holding shares in “street name”), then the broker or other nominee is considered the stockholder of record for purposes of voting at the Annual Meeting, and the printed proxy materials will be forwarded to you by the broker/nominee. You, as the beneficial owner of the shares, have the right to instruct your broker/nominee on how to vote the shares held in your account. If you wish to attend the Annual Meeting, you must take the following steps: (a) if you are not the holder of record, obtain a legal proxy from your broker, bank or other holder of record and present this legal proxy to the inspector of elections at the Annual Meeting along with your ballot, (b) contact our Investor Relations department at investors@gannett.com or (212) 479-3160 to obtain an admission card and present this admission card to the inspector of elections at the Annual Meeting and (c) present an acceptable form of photo identification, such as a driver’s license or passport, to the inspector of elections at the Annual Meeting.
Voting at the Annual Meeting
If you properly provide your proxy in time to be voted at the Annual Meeting, it will be voted as you specify unless it is properly revoked prior thereto. If you properly provide your proxy but do not include your voting specifications, the shares of Common Stock represented by the proxy will be voted in accordance with the recommendations of the Board, as described in this Proxy Statement.
If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we are not aware of any other matter to be raised at the Annual Meeting.
Required Vote & Board Recommendation
In order for the Company to conduct the Annual Meeting, the holders of a majority of the outstanding shares entitled to vote as of the Record Date must be present in person or represented by proxy (a “quorum”). If you have returned a valid proxy or if you hold shares in your own name as holder of record and attend the Annual Meeting, your shares will be counted as present for the purpose of determining whether there is a quorum. Abstentions and broker non-votes (described below) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum for the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.
A “broker non-vote” occurs when you do not give voting instructions to the broker/nominee holding the shares you own beneficially in “street name.” In that case, the broker/nominee has discretionary authority to vote your shares with respect to the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm (because it is considered a “routine” proposal under the rules of the New York Stock Exchange (“NYSE”)), but cannot vote your shares on any other matters being considered at the Annual Meeting (because they are considered to be non-routine proposals under the NYSE rules).
The vote required to approve each proposal, and the Board’s recommendation with respect to each proposal, are described below.
Proposal		Board Recommendation	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes
1.	Election of directors	FOR each nominee	Plurality of votes cast	None	None
2.	Ratification of appointment of independent registered public accounting firm	FOR	Majority of shares present and entitled to vote	Same effect as vote cast against proposal	N/A, because this proposal is a routine matter on which brokers may vote
3.	Advisory vote on executive compensation	FOR	Majority of shares present and entitled to vote	Same effect as vote cast against proposal	None
4.	Approval to implement majority voting in uncontested director elections	FOR	80% of outstanding shares	Same effect as vote cast against proposal	Same effect as vote cast against proposal
5A.	Approval to eliminate the supermajority voting requirement to amend certain provisions of our Certificate of Incorporation	FOR	80% of outstanding shares	Same effect as vote cast against proposal	Same effect as vote cast against proposal
5B.	Approval to eliminate the supermajority voting requirements to amend certain provisions of our Bylaws	FOR	80% of outstanding shares	Same effect as vote cast against proposal	Same effect as vote cast against proposal
5C.	Approval to eliminate the supermajority voting requirements to remove directors and to appoint directors in the event that the entire Board is removed	FOR	80% of outstanding shares	Same effect as vote cast against proposal	Same effect as vote cast against proposal
6.	Non-binding stockholder proposal requesting that the Board prepare an annual “journalism report” detailing the Company’s commitment to news	NONE	Majority of shares present and entitled to vote	Same effect as vote cast against proposal	None

How to Vote
Telephone and Internet proxy submission are available through 11:59 p.m. Eastern Time on June 7, 2020. Whether you are a stockholder of record or a beneficial owner, you can submit a proxy for your shares by Internet at www.proxyvote.com. Stockholders of record can also submit a proxy for their shares by calling 1-800-690-6903. For telephone and Internet voting, you will need the 12-digit control number included on your proxy card or in the instructions that accompanied your proxy materials.
You can also submit your proxy by mail by completing, signing, dating the proxy card and voting instruction form, and returning it in the pre-paid enclosed envelope so that it is received prior to the Annual Meeting.
In addition, you may vote your shares of our Common Stock in person during the Annual Meeting. We encourage you to vote as soon as possible, even if you plan to attend the Annual Meeting. Your vote is important, and for all items other than ratification of the appointment of our auditor, if you hold shares in street name, your shares will not be voted by your bank or broker if you do not provide voting instructions.
If you hold your shares through a bank or brokerage firm, the bank or brokerage firm may provide you with separate instructions on a form you will receive from them. Many such firms make telephone or Internet voting available, but the specific processes available will depend on those firms’ individual arrangements.
Right to Revoke Proxy
If you are a stockholder of record, you may revoke your proxy instructions through any of the following methods:
•	send written notice of revocation, prior to the Annual Meeting, to our General Counsel, Polly Grunfeld Sack, at Gannett Co., Inc., 7950 Jones Branch Drive, McLean, VA 22107-0150;
•	complete, sign, date and mail a new proxy card to the address above;
•	dial the number provided on the proxy card and vote again;
•	log on to the Internet site provided on the proxy card and vote again; or
•	attend the Annual Meeting in person and vote again.
If you are a street name holder, you must contact your bank or broker to receive instructions as to how you may revoke your proxy instructions.
Voting Results
The Carideo Group, Inc. (an affiliate of Broadridge Financial Solutions Inc.), our independent tabulating agent, will count the votes and act as the inspector of elections. We will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the Annual Meeting.
Confidentiality of Voting
We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only our inspector of elections to examine these documents.

PROPOSAL NO. 1 ELECTION OF DIRECTORS
The first proposal is to elect eight of our nine directors to serve until the 2021 Annual Meeting and until their respective successors are duly elected and qualified. Our Bylaws provide that our Board shall consist of not less than three and not more than eleven directors as the Board may from time to time determine. The number of directors on the Board is currently fixed at nine.
At the 2018 annual meeting of stockholders, our stockholders approved amendments to our Bylaws that eliminate the classification of our Board into three classes, with each class serving a three-year term. As a result, at our 2019 annual meeting of stockholders, Messrs. Reed and Janulis, who were historically assigned to Class II with a term expiration in 2019, were reelected for a one-year term. This year, the directors historically assigned to Class III with a term expiration in 2020, which currently includes only Mr. Sheehan, will stand for reelection to a one-year term. The directors historically assigned to Class I with a term expiration in 2021, which currently includes only Mr. Tarica, will continue to serve the three-year term. During 2019, the Board appointed five directors to serve until the 2020 annual meeting of stockholders: Ms. Miller and Mr. Gupta, who were each recommended by a non-management director, and, in connection with the Acquisition, Mmes. Sandler and Wall and Mr. Louis. Accordingly, the entire Board will be elected annually commencing with the 2021 Annual Meeting.
Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has unanimously nominated the following directors as nominees for reelection to hold office until the 2021 Annual Meeting and until their respective successors are duly elected and qualified, subject to earlier retirement, resignation or removal: Messrs. Reed, Sheehan, Gupta, Janulis and Louis, and Mmes. Miller, Sandler and Wall.
The Board recommends that you vote FOR the director nominees.
Unless otherwise instructed, all proxies that we receive will be voted FOR the director nominees. If a nominee becomes unable to stand for election as a director, an event that our Board does not presently expect, all proxies will be voted for a replacement nominee if one is designated by our Board.
Information Concerning our Directors, Including the Director Nominees
Set forth below is certain biographical information for our directors, including the director nominees, as well as the month and year each person was first elected as one of our directors.
Each of our directors was selected because of the knowledge, experience, skill, expertise and diversity the director contributes to the Board as a whole. Our directors have extensive familiarity with our business and experience from senior positions in large, complex organizations. In these positions, they gained core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, and leadership development. The Nominating and Corporate Governance Committee believes that each of the directors also has key attributes that are important to an effective Board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience, and thought; and the commitment to devote significant time and energy to serve on the Board and its committees.

Name, Position, Age	Description
Michael E. Reed Chairman of the Board and Chief Executive Officer Age: 53 Director since November 2013
Mr. Reed has been Chairman of the Board since May 3, 2019, and he has served as our Chief Executive Officer and President, and a member of our Board, since November 26, 2013. Previously, he had been Chief Executive Officer of GateHouse Media, Inc. (our “Predecessor”) since January 2006 and served in this position when our Predecessor filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code on September 27, 2013. He was a member of the board of directors of our Predecessor since October 2006. He was formerly the President and Chief Executive Officer of Community Newspaper Holdings, Inc. (“CNHI”), a leading publisher of local news and information, and had served in that capacity since 1999. Mr. Reed served as CNHI’s Chief Financial Officer from 1997 to 1999. Prior to that, he worked for Park Communications, Inc., a multimedia company, located in Ithaca, New York. Mr. Reed formerly served on the Board of Directors for the Newspaper Association of America, including one year as Chairman. He formerly served on the Board of Directors for the Minneapolis Star Tribune, from 2009 to 2014. Mr. Reed also formerly served as a director of the Associated Press and Chairman of the Audit Committee for the Associated Press. Mr. Reed was also a member of the Board of Visitors of the University of Alabama’s College of Communication and Information Sciences and was a member of the Grady College Journalism School’s Board of Advisors. Mr. Reed has a deep understanding of our operations, strategy and people, as well as our industry, serving in senior executive capacities in the newspaper and publishing industries for more than 20 years. Mr. Reed also has extensive corporate board experience.

Kevin M. Sheehan Lead Director Age: 66 Director since November 2013
Mr. Sheehan was appointed our Lead Director on May 3, 2019. Mr. Sheehan has been a member of our Board since our inception and as Lead Director since 2019. He was a member of the board of directors of our Predecessor from October 2006 through November 26, 2013 and served in this position when our Predecessor filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code on September 27, 2013. From August 2016 to September 2018, Mr. Sheehan served as a director, and from June 2018 to October 2018, as a senior advisor of Scientific Games Corporation, a provider of games, systems and services for casino, lottery, social gaming, online gaming and sports betting. Mr. Sheehan served as the Chief Executive Officer and President of Scientific Games from August 2016 until June 2018. From February 2015 through August 2016, Mr. Sheehan taught full time as the John J. Phelan, Jr. Distinguished Visiting Professor of Business at Adelphi University. From 2007 to January 2015, Mr. Sheehan served in various positions at Norwegian Cruise Line, a global cruise travel company, including as the Chief Executive Officer and President from November 2008 and August 2010, respectively, until January 2015 and Chief Financial Officer from November 2007 until September 2010. Previously, Mr. Sheehan provided consulting services to Cerebrus Capital Management LP (2006-2007) and Clayton Dubilier & Rice (2005-2006). Prior thereto, Mr. Sheehan was Chairman and Chief Executive Officer of Cendant Corporation’s Vehicle Services Division (included global responsibility for Avis Rent A Car, Budget Rent A Car, Budget Truck, PHH Fleet Management and Wright Express) from January 2003 until May 2005. From March 2001 until May 2003, Mr. Sheehan served as Chief Financial Officer of Cendant Corporation. From August 1999 to February 2001, Mr. Sheehan was President—Corporate and Business Affairs and Chief Financial Officer of Avis Group Holdings, Inc. and a director of that company from June 1999 until February 2001. From August 2005 to January 2008, Mr. Sheehan served on the faculty of Adelphi University as a Distinguished Visiting Professor—Accounting, Finance and Economics. Mr. Sheehan currently serves as a director and a member of the audit committee

Name, Position, Age	Description

of Dave & Busters (Nasdaq: PLAY), an operator of restaurant and entertainment complexes, a director and member of the audit committee of Navistar, Inc., (NYSE: NAV), a holding company for producers of military trucks, proprietary diesel engines, and school and commercial busses, and a director of Hertz Global Holdings, Inc. (NYSE: HRI) and its wholly-owned subsidiary The Hertz Corporation, operators of vehicle rental brands. Mr. Sheehan previously served as a director of Bob Evans Farms (Nasdaq: BOBE) from April 2014 to May 2017. Mr. Sheehan is a graduate of Hunter College and New York University Graduate School of Business and is a Certified Public Accountant.

Mr. Sheehan has significant experience in a senior management capacity for large corporations. Specifically, his experience as the Chief Executive Officer and Chief Financial Officer of several large corporations provides him with important experience and skills, as well as an understanding of the complexities of our current economic environment. Mr. Sheehan also brings significant financial expertise to our Board.

Mayur Gupta Director Age: 42 Director since October 2019
Mr. Gupta joined our Board in October 2019. Mr. Gupta is the Chief Marketing Officer at Freshly, a growing food-tech company. Prior to joining Freshly, Mr. Gupta led digital initiatives at several companies, including from October 2016 to January 2019 as VP of Growth and Marketing at Spotify, the media-services provider, and from August 2015 to September 2016 as Executive Vice President, Chief Marketing Officer and earlier as SVP, Omni-Channel Consumer Marketing and Head of Digital Platforms of Healthgrades, a healthcare scheduling platform. Mr. Gupta was the first Chief Marketing Technologist at Kimberly-Clark, one of the largest global consumer goods companies, holding that position from August 2012 through July 2015. In 2014, Mr. Gupta was recognized as one of the “40 under 40” leading marketers in the industry by Brand Innovators, was profiled by the Harvard Business Review and the Economist as the model Chief Marketing Technologist, and also received the CMO Programmatic Award by the CMO Club.

Mr. Gupta’s digital marketing expertise that he has applied across several industries led our Board to conclude he should serve as a director.

Theodore P. Janulis Director Age: 61 Director since January 2014
Mr. Janulis has been a member of our Board since January 2014. From January 2014 until June 2016, Mr. Janulis served as the Chief Executive Officer of CRT Greenwich LLC. Prior to that, Mr. Janulis served as Chief Executive Officer of Aurora Bank FSB from September 2008 to January 2013. Before Aurora, he spent 23 years at Lehman Brothers in various senior management roles including Global Head of Mortgage Capital, Global Head of the Investment Management Division, which included Neuberger Berman, and Global Co-Head of Fixed Income. He also served on the firm’s Executive Committee. Mr. Janulis earned his Master of Business Administration from Columbia University Graduate Business School and A.B. from Harvard College.

Mr. Janulis’ knowledge, skill, expertise and experience, including his extensive senior management experience, his service as Chief Executive Officer of two companies and his significant financial background, as evidenced by his professional and educational history, led our Board to conclude that he should serve as a director.

Name, Position, Age	Description
John Jeffry Louis Director Age: 57 Director since November 2019
Mr. Louis was appointed to our Board in November 2019, in connection with the Acquisition. He served as a director of Legacy Gannett’s former parent from 2006 to 2019, and he served as Chairman of the Board of Legacy Gannett from June 2015 through November 2019. Mr. Louis is the Co-Founder of Parson Capital Corporation, a Chicago-based private equity and venture capital firm, and he served as its Chairman from 1992 to 2007. He is currently a director of The Olayan Group and S.C. Johnson and Son, Inc.

Mr. Louis has financial expertise, with substantial experience in founding, building and selling companies and in investing in early stage companies from his years of experience in the venture capital industry as a leader of Parson Capital and as an entrepreneur who has founded a number of companies.

Maria Miller Director Age: 63 Director since October 2019
Ms. Miller joined our Board in October 2019. Ms. Miller has a more than 30-year career in innovative marketing and digital communications, spanning the consumer products, financial services, e-commerce, travel, hospitality and cruise industries. Most recently, she served as Chief Marketing Officer for Bahamas Paradise Cruise Line from 2015-2019. Prior to that, Ms. Miller served as Senior Vice President of Marketing for Norwegian Cruise Line from 2009-2015. Ms. Miller also held various senior marketing roles at several companies, including Dave and Buster’s, Inc., Elance, Inc. (now Upwork), Avis Rent A Car, Inc. and American Express. She began her career in brand management, spending a combined seven years with the General Foods Corporation and The Shulton Group.

Ms. Miller’s extensive marketing experience as well as her strong digital communications background are skills our Board highly values. In addition, Ms. Miller’s executive leadership roles led our Board to conclude she should serve as a director.

Debra Sandler Director Age: 60 Director since November 2019
Ms. Sandler was appointed to our Board in November 2019, in connection with the Acquisition. She served as a director of Legacy Gannett from June 2015 to November 2019. Ms. Sandler serves as President and Chief Executive Officer of La Grenade Group, LLC, a privately held consulting firm that she founded in 2015 and advises a wide range of clients on marketing innovation and overall business development. Previously, Ms. Sandler served as Chief Health and Wellbeing Officer of Mars, Inc., from July 2014 through June 2015. Prior to assuming that role, Ms. Sandler served as President, Chocolate, North America from April 2012 to July 2014; and Chief Consumer Officer, Mars Chocolate, North America from November 2009 to March 2012. Prior to joining Mars, Ms. Sandler spent ten years with Johnson & Johnson in a variety of leadership roles and, before that, 13 years with PepsiCo. She is a director of Archer-Daniels-Midland (NYSE: ADM), a Trustee of Hofstra University, and a member of the Executive Leadership Council. Ms. Sandler also is a regular speaker on topics such as diversity and inclusion, multicultural business development and health and wellbeing in the consumer packaged goods industry. Ms. Sandler is a member of the Board of Executive Managers of Pharmavite, LLC since 2017.

Ms. Sandler has strong marketing and operating experience and a proven record of creating, building, enhancing and leading well-known consumer brands as a result of the leadership positions she has held with Mars, Johnson & Johnson and PepsiCo.

Name, Position, Age	Description
Laurence Tarica Director Age: 70 Director since January 2014
Mr. Tarica has been a member of our Board since January 2014. He served as President and Chief Operating Officer of Jimlar Corporation (“Jimlar”), a member of the Li and Fung Group, from March 1991 until his retirement in December 2014. Jimlar was privately held until it was acquired by the Li and Fung Group in 2010. Mr. Tarica joined Jimlar in 1971 and served in leadership roles in sourcing, design, development, sales and marketing. Jimlar is one of the oldest footwear import companies in America. Mr. Tarica also serves on the board of directors of D’Addario and Company, a manufacturer of musical instrument accessories. Mr. Tarica also serves on the Advisory Board of the New York Mets. Mr. Tarica earned his Bachelor of Science in Economics from The Wharton School of the University of Pennsylvania.

Mr. Tarica’s knowledge, skill, expertise and experience, specifically his experiences in a variety of business divisions, including sales and marketing, his development of Jimlar’s digital services and social media strategy and his over 20 years of operational and leadership experience as the President and Chief Operating Officer of Jimlar, led our Board to conclude that he should serve as a director.

Barbara Wall Director Age: 65 Director since November 2019
Ms. Wall was appointed to our Board in November 2019, in connection with the Acquisition. She served as the Chief Legal Officer of Legacy Gannett from June 2015 to November 2019, and she also served as its interim Chief Operating Officer in 2019. She previously held various other positions with Legacy Gannett’s former parent, where she worked for thirty years.

Ms. Wall brings extensive First Amendment and legal expertise in addition to a deep knowledge of Legacy Gannett and its history and operations.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS
The Board believes that effective oversight of environmental, social and governance (ESG) matters is core to its risk oversight function and is essential to sustainability, providing value to stockholders and benefiting the communities we serve. As a leading media organization, our journalists seek to shed light on important issues and our marketing endeavors promote meaningful connections in our communities.
The Board’s oversight of ESG matters includes review of the following on at least an annual basis:
•	corporate social responsibility programs;
•	diversity initiatives and HR policies and practices;
•	executive compensation programs;
•	annual stockholder engagement activity;
•	the whistleblower program and procedures for handling complaints; and
•	the Ethics Policy and related compliance activities.
Environment and Sustainability
As the list of investigative reports in our Communities section illustrates, our coverage of environmental and sustainability issues is extensive. Gannett is also committed to environmental protection and sustainability within its own operations. Gannett management makes environmental protection, energy reduction and resource conservation integral components of its business planning and operations. Our Environmental Protection and Sustainability Policy Statement emphasizes the following to all internal stakeholders:
•	our obligation to comply with environmental law in our operations;
•	our commitment to minimize the use of energy and natural resources; and
•	our dedication to reducing, reusing and recycling the materials we use.
Gannett’s U.K. subsidiary, Newsquest, has adopted its own Environmental Policy, which is available upon request.
Social Responsibility
We empower communities to connect, act and thrive.
We live our purpose through our culture where our diverse voices, backgrounds and experiences are fundamental to our success. We value:
1.	Strength in community – We bring people together by fostering vital connections.
2.	Progress through passion – We actively shape the future with optimism and courage.
3.	Action with purpose – We make powerful moves with clear and deliberate intent.
4.	Belief in people – We cultivate personal growth through trust and authenticity.
Gannett supports a diverse, inclusive and equitable workplace offering opportunity for growth. We invest in our employees with policies, practices and other resources to enable personal and professional advancement. We are honored to be rated one of the Best Places to Work for LGBTQIA+ Equality by the Human Rights Campaign and to have received a perfect score three years in a row on its Corporate Equality Index. We were also recently named to the Forbes 2020 Best Employers for Diversity list for the first time. We position our Employee Resource Groups (ERGs) as a resource to our business for talent, building awareness, modeling inclusion, providing external topic experts and driving culture and social change. We seek feedback through focus groups, committees and interactive communication sessions with our CEO and Chief People Officer to build inclusion and use anonymous employee engagement surveys periodically to better understand employee engagement and targeted issues of interest.

Determination of Director Independence
At least a majority of the directors serving on the Board must be independent. For a director to be considered independent, our Board must determine that the director does not have any direct or indirect material relationship with the Company. The Board of Directors has established categorical standards to assist it in determining director independence, which conform to the independence requirements under the NYSE listing rules. Under the categorical standards, a director will be independent unless:
(a)
within the preceding three years: (i) the director was employed by the Company or FIG LLC (the “Manager”), an affiliate of Fortress Investment Group LLC (“Fortress”); (ii) an immediate family member of the director was employed by the Company or its Manager as an executive officer; (iii) the director or an immediate family member of the director received more than $120,000 per year in direct compensation from the Company, its Manager or any affiliate of its Manager (other than director or committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service)); (iv) the director was employed by or affiliated with the independent registered public accounting firm of the Company or its Manager; (v) an immediate family member of the director was employed by the independent registered public accounting firm of the Company or its Manager as a partner, principal or manager; or (vi) an executive officer of the Company or its Manager was on the compensation committee of a company which employed the director, or which employed an immediate family member of the director as an executive officer; or

(b)
he or she is an executive officer of another company that does business with the Company and the annual sales to, or purchases from, the Company is the greater of $1 million, or two percent of such other company’s consolidated gross annual revenues.

These categorical independence tests will be reviewed annually and will be disclosed in our annual proxy statement. The Board of Directors may determine, in its discretion, that a director is not independent notwithstanding qualification under the categorical standards.
The Board has determined that each of Mmes. Miller and Sandler and Messrs. Gupta, Janulis, Louis, Sheehan and Tarica are independent for purposes of NYSE Rule 303A and each such director has no material relationship with the Company. In making such determination, the Board of Directors took into consideration investments by certain directors in the securities of private investment funds or companies managed by or affiliated with the Company’s Manager and sales by the Company of advertising and purchases by the Company of property and services, on customary terms and conditions and in amounts within the permitted thresholds identified above, to and from other companies or organizations at which Board members or their immediate family members are employed, for which Board members serve as directors or in which Board members or their immediate family members directly or indirectly own a 10% or greater equity interest.
Statement on Corporate Governance
We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our Board consists of a majority of independent directors (in accordance with the listing standards of the NYSE). Our Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee are each composed entirely of independent directors.
We have adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics, which delineate our standards for our officers and directors, and employees of our Manager, an affiliate of Fortress. We make available, free of charge through a link on our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to such reports, if any, as filed with the SEC as soon as reasonably practicable after such filing. Our site also contains our Code of Business Conduct and Ethics, Code of Ethics for Executive Officers, Corporate Governance Guidelines, and the charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of our Board of Directors. Our website address is www.gannett.com. You may also obtain these documents by writing the Company at 7950 Jones Branch Drive, McLean, VA 22107-0150, Attention: Investor Relations.
The Company has also adopted a Code of Ethics for Executive Officers, which is available on our website and which sets forth specific policies to guide the Company’s senior officers in the performance of their duties. This code supplements the Code of Business Conduct and Ethics described above. We intend to disclose any amendment to, or waiver from, a provision of the Code of Ethics for Executive Officers or the Code of Business Conduct and Ethics under applicable NYSE and SEC requirements by posting such information on our website at www.gannett.com.
NOL Rights Plan
On April 6, 2020, our Board adopted a stockholder rights plan in the form of a Section 382 Rights Agreement (“Rights Agreement”) to preserve and protect the Company’s valuable income tax net operating loss carryforwards (“NOLs”) and other tax assets under Section 382 of the Internal Revenue Code. The Company had approximately $435 million of NOLs available as of December 31, 2019, which could be used in certain circumstances to offset the Company’s future federal taxable income. The Company’s ability to use these tax assets and others which may be generated would be substantially limited if the Company experienced an “ownership change” as defined under Section 382 of the Internal Revenue Code.
The Rights Agreement is designed to prevent such an “ownership change.” Under the Rights Agreement, the Board declared a non-taxable dividend of one preferred share purchase right for each outstanding share of Common Stock, which are exercisable only if a person or group acquires 4.99% or more of our Common Stock. The Company’s existing stockholders that beneficially own in excess of 4.99% of the Common Stock are “grandfathered in” at their current ownership level. The Board has the discretion to exempt any person or group from the provisions of the Rights Agreement, as well as the ability to terminate the Rights Agreement if it determines that doing so would be in the best interest of the Company’s stockholders.
The Board intends to submit the Rights Agreement to a stockholder vote at our 2021 annual meeting of stockholders. The rights issued under the Rights Agreement will expire on the day following the certification of the voting results for the 2021 annual meeting, unless Gannett’s stockholders ratify the Rights Agreement at (or prior to) such meeting, in which case the Rights Agreement will continue in effect until April 5, 2023, unless terminated earlier by the Board.
Board Structure and Leadership
We do not currently divide the roles of Chairman of the Board and Chief Executive Officer, which are held by Michael Reed, consistent with the flexibility afforded by our Corporate Governance Guidelines. In addition to the Chairman of the Board, we have a Lead Director, who is Kevin Sheehan, an independent director.
The current Chief Executive Officer has a deep understanding of our operations, strategy and people, as well as our industry, serving in senior executive capacities in the newspaper and publishing industries for more than 20 years. The Board believes that these experiences and other insights put the Chief Executive Officer in the best position to provide broad leadership for the Board as it considers strategy and as it exercises its fiduciary responsibilities to stockholders. Further, the Board has demonstrated its commitment and ability to provide independent oversight of management.
At the same time, the Board believes that strong, independent Board leadership is a critical aspect of effective corporate governance. Accordingly, to provide independent leadership, the Board has established the position of Lead Director in 2019. The Lead Director is an independent director and is elected annually by the Board. The responsibilities of the Lead Director include, but are not limited to, calling meetings of the non-management directors, if desired, and being available when appropriate for consultation and direct communication if requested by stockholders.

The Board’s Role in Risk Oversight
The Company’s risk management is generally overseen by our Chairman and Chief Executive Officer, who receives reports directly from other officers and individuals who perform services for the Company. Material risks are identified and prioritized by management, and they are periodically discussed with the Board or appropriate committee. In March 2020, the Board formed a COVID-19 Committee to oversee the Company’s crisis response. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, including risks and contingencies associated with each area. In addition to the formal compliance program, the Board of Directors encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.
Board and Committee Meetings
During the year ended December 31, 2019, our Board held 19 meetings (in addition to actions taken by written consent). In 2019, the Board had three standing committees prior to the Acquisition: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, in addition to a transaction committee formed to evaluate the Acquisition. In November 2019, in connection with the Acquisition, the Company added the Transformation Committee as an additional standing committee (which did not convene in 2019). During 2019, the Audit Committee met five times, the Nominating and Corporate Governance Committee met five times, and the Compensation Committee met five times. In 2019, each director attended at least 75% of the meetings of the Board and the committees on which he served, except for Wesley Edens, who resigned in May 2019. Although director attendance at the Company’s annual meeting each year is encouraged, the Company does not have an attendance policy. One director attended our 2019 Annual Meeting of Stockholders.
The members of each of our standing committees are set forth in the table below:
	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Transformation Committee
Mayur Gupta	✔			✔
Theodore P. Janulis	✔	✔(C)	✔
John Jeffry Louis III		✔	✔
Maria M. Miller	✔		✔
Debra A. Sandler			✔	✔(C)
Kevin M. Sheehan	✔(C)	✔
Laurence Tarica			✔(C)	✔
Barbara W. Wall				✔
✔	denotes member
(C)	denotes Chair
Audit Committee
We have a standing Audit Committee. The Board has determined that each of the members of our Audit Committee is independent in accordance with the rules of the NYSE and the SEC’s audit committee independence standards. The Board has also determined that Mr. Kevin M. Sheehan qualifies as an “Audit Committee Financial Expert” as defined by the rules of the SEC.
The Audit Committee is responsible for providing assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation, assisting with the Board’s oversight of (a) the integrity of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements; (c) the Company’s independent registered public accounting firm’s qualifications and independence; and (d) the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function. The Audit Committee is also responsible for appointing the Company’s independent registered public accounting firm and approving the terms of the registered public accounting firm’s services. The Audit Committee operates pursuant to a charter, which is available on our website, www.gannett.com. You may also obtain the charter by writing the Company at 7950 Jones Branch Drive, McLean, VA 22107-0150, Attention: Investor Relations.
Compensation Committee
We have a standing Compensation Committee. The Board has determined that each member of the Compensation Committee is a “non-employee director” as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and an independent director under the NYSE listing standards.
The Compensation Committee is responsible for administering and approving the grant of awards under any incentive compensation plan, including any equity-based plan of the Company, and making recommendations to the Board regarding director compensation. To the extent the Company, rather than the Manager, is responsible for compensating its executive officers, the Compensation Committee evaluates annually the performance of such officers and makes recommendations to the Board with respect to their compensation. The Compensation Committee delegates to the Chief Executive Officer the authority to approve grants, subject to a cap on the total number of shares that may be granted, to employees other than executive officers. The Compensation Committee operates pursuant to a charter, which is available on our website, at www.gannett.com. You may also obtain the charter by writing the Company at 7950 Jones Branch Drive, McLean, VA 22107-0150, Attention: Investor Relations.
Nominating and Corporate Governance Committee
We have a standing Nominating and Corporate Governance Committee. The Board has determined that each member of the Nominating and Corporate Governance Committee is an independent director in accordance with the rules of the NYSE.
The Nominating and Corporate Governance Committee is responsible for: (a) recommending to the Board individuals qualified to serve as directors of the Company and on committees of the Board; (b) advising the Board with respect to board composition, procedures and committees; (c) advising the Board with respect to the corporate governance principles applicable to the Company; and (d) overseeing the evaluation of the Board. The Nominating and Corporate Governance Committee operates pursuant to a charter, which is available on our website, at www.gannett.com. You may also obtain the charter by writing the Company at 7950 Jones Branch Drive, McLean, VA 22107-0150, Attention: Investor Relations.
The Nominating and Corporate Governance Committee believes that the qualifications for serving as a director of the Company include such person’s familiarity with the Company, possession of such knowledge, experience, skills, expertise and diversity with respect to characteristics, such as gender, race, ethnicity and sexual orientation, as would enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE listing standard. In addition to considering a director-candidate’s background and accomplishments, the process for identifying and evaluating all nominees includes a review of the current composition of the Board and the evolving needs of our business. The Nominating and Corporate Governance Committee will identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of suitable candidates. The Nominating and Corporate Governance Committee also may, from time to time, engage firms that specialize in identifying director candidates.
Our Board of Directors believes that diversity can strengthen board performance. In addition, we believe that our current practices support board diversity. Specifically, our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee is committed to actively seeking out highly qualified women and other diverse candidates. Accordingly, the Nominating and Corporate Governance Committee includes, and has any search firm that it engages include, diverse candidates with respect to characteristics such as gender, race, ethnicity and sexual orientation in the pool of potential candidates from which Board nominees are chosen. The Nominating and Corporate Governance Committee assesses its achievement of diversity through the review of the Board’s composition as part of the Board’s annual self-assessment process.
The Committee will also consider candidates recommended by stockholders. The evaluation of nominees does not necessarily vary depending on whether or not the nominee was nominated by a stockholder. In considering candidates recommended by stockholders, the Nominating and Corporate Governance Committee may take into consideration the needs of the Board, the qualifications of the candidate, the number of shares held by the recommending stockholder and the length of time that such shares have been held.
The Company’s Bylaws provide certain procedures that a stockholder must follow to nominate persons for election to the Board. Nominations for director at an annual stockholder meeting must be submitted in writing to the Company’s General Counsel at Gannett Co., Inc., 7950 Jones Branch Drive, McLean, VA 22107-0150. The General Counsel must receive the notice of a stockholder’s intention to introduce a nomination at an annual stockholders meeting (together with certain required information set forth in the Company’s Bylaws) within the time frames set forth below under “Advance Notice for Stockholder Nominations and Proposals for 2021 Annual Meeting.”
Transformation Committee
In November 2019, in connection with the Acquisition, our Board formed a standing Transformation Committee. The Board has determined that each member of the Transformation Committee, other than Ms. Wall, is an independent director in accordance with the rules of the NYSE. The purpose of the Transformation Committee is to assist the Board in achieving the Company’s digital transformation.
Executive Sessions of Non-Management Directors
Executive sessions of the non-management directors occur regularly during the course of the year without management present. “Non-Management directors” include all directors who are not officers of the Company or employees of the Company’s Manager. The non-management director presiding at those sessions will rotate from meeting to meeting among the chair of each of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee, to the extent the director is present at the executive session.
Stockholder Communications with Directors
The Company provides the opportunity for stockholders and interested parties to communicate with our directors. You can contact our Board to provide comments, to report concerns or to ask questions, at the following address:
Gannett Co., Inc.
Investor Relations
7950 Jones Branch Drive
McLean, VA 22107-0150
Stockholders can contact the non-management directors individually, as a committee or as a group at the address above or at the following email address: investors@gannett.com.
All communications received as set forth in the preceding paragraph will be opened by our Legal and Compliance Department, for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, sufficient copies of the contents will be made for each director who is a member of the group or committee to which the envelope or e-mail is addressed. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.
Prohibitions Against Hedging and Pledging
Our insider trading policy prohibits our directors, officers and other employees from engaging in hedging and pledging transactions with respect to our securities, including collars, equity swaps, exchange funds, prepaid variable forward sale contracts, and any other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities.

REPORT OF THE AUDIT COMMITTEE
Management has the primary responsibility for the integrity of the Company’s financial information and the financial reporting process, including the system of internal control over financial reporting. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for conducting independent audits of the Company’s financial statements and expressing an opinion on the financial statements based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities.
The Audit Committee has:
•	reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2019 with management and Ernst & Young LLP;
•	discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•
received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning Ernst & Young LLP’s independence; and has discussed with Ernst & Young LLP its independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.
The Audit Committee

Kevin M. Sheehan, Chair
Mayur Gupta, Member
Theodore P. Janulis, Member
Maria M. Miller, Member

COMPENSATION DISCUSSION & ANALYSIS
Executive Team and “Named Executive Officers”
For purposes of this Compensation Discussion & Analysis, our named executive officers, or “NEOs,” are as follows:
NEO	Title
For the period from January 1, 2019 through November 19, 2019
Kirk Davis	Chief Operating Officer
For the period from November 20, 2019 through December 31, 2019
Alison K. Engel	As of November 19, 2019, Chief Financial Officer and Chief Accounting Officer(1)
Paul J. Bascobert	As of November 19, 2019, Chief Executive Officer, Gannett Media Corp. (our wholly owned subsidiary)
(1)	Ms. Engel ceased employment effective as of April 3, 2020. Mr. Douglas E. Horne was appointed Chief Financial Officer effective as of April 7, 2020.
Mr. Davis, age 57, was our Chief Operating Officer until the closing of the Acquisition. He had been our Chief Operating Officer and the Chief Executive Officer of our indirect, wholly owned subsidiary, GateHouse Media LLC (“GateHouse”), since February 2014. He had been the President and Chief Operating Officer of our Predecessor since January 2009. Mr. Davis was the President and Chief Operating Officer of our Predecessor when it filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code on September 27, 2013. Mr. Davis had been an employee of our Predecessor since 2006, when he served as the Chief Executive Officer of GateHouse Media New England. Prior to joining our Predecessor, Mr. Davis served as the Chief Executive Officer of Enterprise NewsMedia, LLC, also known as the South of Boston Media Group, from 2004 to 2006. Prior to that, Mr. Davis served as Vice President of Publishing for Turley Publications, Inc., a publishing and printing company, from 2002 to 2004. Prior to that, Mr. Davis served as President of Community Newspaper Company (“CNC”) from 1998 to 2001. Mr. Davis also served as President of a newspaper group in the Boston area (TAB Newspapers), which was part of CNC, from 1996 to 1998. Mr. Davis also served as a publisher and managed newspaper companies in Pennsylvania, Massachusetts and California.
Ms. Engel, age 49, was our Chief Financial Officer and Chief Accounting Officer from November 2019 through April 3, 2020. Previously, she had been Senior Vice President, Chief Financial Officer and Treasurer of Legacy Gannett from June 2015 to November 2019. Prior to that, Ms. Engel was Chief Financial Officer and Treasurer of A. H. Belo Corporation and served that company following its spin-off in 2008 from Belo Corp. Ms. Engel joined Belo Corp. in 2003, where she held various senior positions before serving as its Vice President and Corporate Controller from 2006 to 2008. Ms. Engel holds a B.S. and M.P.A. from The Red McCombs School of Business of the University of Texas at Austin.
Mr. Bascobert, age 56, became the Chief Executive Officer of our wholly owned subsidiary Gannett Media Corp. in November 2019. He served as President and Chief Executive Officer of Legacy Gannett from August 2019 to November 2019. Prior to that, Mr. Bascobert served as the President of XO Group Inc. from 2016 until its sale to Permira Funds in 2019. Prior to XO Group Inc., Mr. Bascobert led sales, service and marketing for the Local Businesses segment at Yodle, Inc. from 2014 until 2016. Before that, he spent four years at Bloomberg LP as President of Bloomberg Businessweek from 2010 until 2014, in addition to serving as Chief Operating Officer of Bloomberg LP’s Media Group from 2011 to 2014 and Chief Revenue Officer from 2013 until 2014. Mr. Bascobert joined Bloomberg LP from Dow Jones & Co. where he was Senior Vice President of Operations from 2006 until 2007 and Chief Marketing Officer from 2007 until 2009. Mr. Bascobert began his career as an engineer with General Motors and Whirlpool Corporation. Mr. Bascobert holds a B.S. in electrical engineering from Kettering University and an MBA in finance from The Wharton School of the University of Pennsylvania.

Manager Employees
Our Chief Executive Officer is, and prior to the Acquisition our Chief Financial Officer was, an employee of our Manager and compensated exclusively by our Manager. Neither our Board nor our Compensation Committee has a role in determining the compensation received by officers who are employees of our Manager. For the reasons described below, our Manager does not disclose to our Board the compensation paid to these individuals. As a result, we are not able to disclose the compensation paid by our Manager to these individuals, except to the extent that the Manager has awarded them options relating to shares of our Common Stock as part of their overall compensation. Any such awards are disclosed under the “Outstanding Equity Awards” table below.
In accordance with our Amended Management Agreement (as defined below), our officers who are employees of our Manager (or an affiliate of our Manager) devote such portion of their time to our affairs as is required for the performance of the duties of our Manager under the Amended Management Agreement. As a result, such officers from time to time may be exclusively dedicated to performing services to us and thus not provide any other significant services to our Manager, while other of such officers are not exclusively dedicated to us and perform services for our Manager that are unrelated to our affairs. Because our Manager (or the applicable affiliate) compensates each of its employees based on the overall value to our Manager of the various services that such employee performs, our Manager is not able to segregate and identify any portion of the compensation awarded to an employee as relating solely to service performed for us. Accordingly, we do not disclose the compensation paid by our Manager (or the applicable affiliate) to our officers who are employees of our Manager, except to the extent that the Manager has awarded such individuals options relating to shares of our Common Stock as part of their overall compensation, as noted above. For a description of our Manager’s compensation, please refer to the section entitled “Related Persons Transactions—Management Agreement.”
In 2019, Michael Reed and Gregory Freiberg, former Chief Financial Officer of Legacy New Media, were employees of our Manager and did not receive any compensation from us. Each of Messrs. Reed and Freiberg devoted a substantial portion of his time to the Company in 2019 but did not exclusively provide services to us. Our Manager did not disclose to us the compensation paid to these individuals.
“Sunset” of Compensation Arrangements with Our Manager
As noted above, certain of our officers are employees of, and compensated by, our Manager, and our Manager does not disclose to our Board the compensation paid to them. This structure currently limits the authority of our Compensation Committee to make compensation decisions and provide compensation disclosure for our Chief Executive Officer and, prior to the 2020 compensation year, for our Chief Financial Officer as well. However, as a result of amendments to our agreement with Fortress that became effective in November 2019 (as described in more detail in the section “Related Persons Transactions—Amended Management Agreement”), the authority of our Compensation Committee has been expanded to include the compensation of our Chief Financial Officer beginning with the 2020 compensation year. In addition, the amendments established a scheduled termination date for our agreement with Fortress, which is set for December 2021. After such termination, the Compensation Committee’s authority will be further expanded to include the ability to make compensation decisions for our Chief Executive Officer beginning with the 2022 compensation year. Our Compensation Committee, and our Board as a whole, are pleased that the amendments to our agreement with Fortress will enable the Compensation Committee to pursue corporate governance initiatives with respect to compensation matters and permit more transparency on compensation arrangements with our executive officers going forward.
Fiscal 2019 Business Highlights
As a result of the Acquisition, we have presented the highlights below as follows: (i) on an actual basis (reflecting six weeks of Legacy Gannett’s operations); and (ii) same store revenue trends for Legacy Gannett and Legacy New Media, each on a stand-alone basis.
•	We reported 2019 GAAP revenues of $1.9 billion, a 22.4% increase as compared to the prior year, reflecting the Acquisition.
•	Legacy Gannett 2019 same store revenues decreased 9.4% year-over-year.
•	Legacy New Media 2019 same store revenues decreased 8.0% year-over-year.

•
GAAP net loss attributable to Gannett of $119.8 million in 2019, reflects a one-time $100.7 million non-cash write-down related to the revaluation of intangibles and $182.9 million one-time cash charges related to restructuring and transaction related costs.

•	Adjusted EBITDA (non-GAAP) totaled $223.9 million.
For additional information regarding same store information, please see our 2019 fourth quarter earnings release, posted to the Investor Relations section of our website, www.gannett.com. For a reconciliation of non-GAAP financial information, please see Appendix A to this Proxy Statement.
Overview of the 2019 Compensation Program
This section primarily describes the compensation program in effect in 2019 for Kirk Davis. For the six weeks of 2019 following the Acquisition, Ms. Engel and Mr. Bascobert were compensated pursuant to Legacy Gannett’s executive compensation program pursuant to undertakings made by us as part of the Acquisition to honor existing compensation arrangements.
Objectives of the 2019 Compensation Program
Historically, we have maintained a fairly simple executive compensation program since our Manager was primarily responsible for managing our affairs. The primary objective of our executive compensation program has been to attract and retain executives with the requisite skills and experience to help us achieve our business mission and develop, expand and execute business opportunities to improve long-term stockholder value.
Elements of the 2019 Executive Compensation Program
Historically, we have sought to achieve the objectives for our executive compensation program through the following compensation elements.
Compensation Element	Key Characteristics	Link to Objectives
Base Salary	Fixed; reviewed annually	To provide a competitive rate of pay

Annual Incentive	Variable; discretionary based on Company and individual performance	To ensure that a portion of compensation is at risk and linked to Company and individual performance

Long-Term Incentives	Variable; discretionary	To reinforce the named executive officer’s long-term commitment to the Company’s success and further alignment with stockholders

Benefits and Perquisites	Fixed; substantially the same as the benefits offered to other employees of the Company, including vacation, sick time, participation in medical, dental and insurance programs	To provide competitive levels of benefits that promote health, wellness and financial security

Post-Termination Pay	Post-termination pay in specified circumstances, including a change in control	To provide competitive levels of benefits upon a qualifying termination of employment
Compensation Setting Process
Role of the Compensation Committee
Our Compensation Committee is primarily responsible for overseeing and annually approving compensation of our NEOs. Under its Charter, our Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other advisor. In 2019, neither the Company nor our Compensation Committee used the services of a compensation consultant in determining NEO compensation.

As noted above, for the six weeks of 2019 following the Acquisition, Ms. Engel and Mr. Bascobert were compensated pursuant to Legacy Gannett’s executive compensation program pursuant to undertakings made by us as part of the Acquisition to honor existing compensation arrangements.
Role of Management
Our Chief Executive Officer makes recommendations to the Compensation Committee and Board regarding the amount and form of NEO compensation.
As noted above, for the six weeks of 2019 following the Acquisition, Ms. Engel and Mr. Bascobert were compensated pursuant to Legacy Gannett’s executive compensation program pursuant to undertakings made by us as part of the Acquisition to honor existing compensation arrangements.
Say-on-Pay
In evaluating executive compensation programs, policies and practices, the Compensation Committee noted that less than a majority (approximately 24%) of our stockholders cast votes “for” the advisory vote on the Company’s executive compensation program at the 2019 annual meeting of stockholders (the “say-on-pay proposal”).
After considering the results of the vote, and in connection with a full-scale review of the Company’s corporate governance following the Acquisition, including a review of the features of Legacy Gannett’s executive compensation program, the Compensation Committee has determined, for the 2020 compensation year, to enhance our compensation program by adopting certain elements of Legacy Gannett’s compensation program, which will be described in detail in our proxy statement with respect to the 2021 annual meeting of stockholders.
In 2015, we also held an advisory vote on the frequency of our say-on-pay vote, which resulted in approximately 90.6% of votes recommending an annual frequency for the say-on-pay vote. After considering that recommendation, the Board determined that the say-on-pay vote will be held annually until the next required vote on the frequency of the say-on-pay vote to be held at our 2021 Annual Meeting.
Decisions Regarding Compensation for 2019
Base Salary
On an annual basis, the Compensation Committee reviews and consider changes to each NEO’s base salary in light of factors such as the nature and responsibility of the position, individual and Company performance and comparative market data.
The base salary of Mr. Davis for 2019 remained unchanged from the prior year. The base salaries of Ms. Engel and Mr. Bascobert for 2019 were determined prior to the closing of the Acquisition by the board of directors of Legacy Gannett.
Name	2018 Base Salary	2019 Base Salary
Kirk Davis	$550,000	$550,000
Alison K. Engel	$600,000	$600,000
Paul J. Bascobert	N/A	$725,000
Annual Bonus
For 2019, Mr. Davis was eligible for a discretionary incentive payment, payable in our Common Stock or cash, or a combination thereof, as determined by the Compensation Committee in its sole discretion. Mr. Davis ceased employment in November 2019 and, therefore, did not receive such a payment with respect to 2019.
Historically, the Compensation Committee has not used pre-established performance goals in its evaluation of Mr. Davis’s performance. Instead, the Compensation Committee has considered many factors in its decision-making process relating to the amount, if any, of the annual incentive payment. The factors have generally involved the following:
•
Reviewing Company performance. Our Compensation Committee reviews all aspects of financial and operational performance of the Company, and also assesses Company performance in relation to the Company’s business direction, as determined by the Compensation Committee, taking into account changing economic and market environments.

•
Individual performance. Our Compensation Committee also evaluates individual performance beyond purely financial measures, including, generally, one or any combination of the following: (a) exceptional performance of the individual’s functional responsibilities; (b) leadership; (c) creativity; (d) innovation; (e) collaboration; (f) development and implementation of growth initiatives; and (g) other activities that are critical to driving long-term value for stockholders.

•
Measuring performance. After the end of the fiscal year, our Compensation Committee reviews Company and individual performance. Historically, the Compensation Committee has not applied a rigid set of rules for determining the relative importance of the factors discussed above.

Ms. Engel was entitled to a cash bonus pursuant to the “Change in Control” provisions of Legacy Gannett’s 2019 Executive Annual Incentive Plan, in an amount equal to the greater of: (i) the amount that would be paid based on actual performance relative to the predefined performance goals in effect prior to the Change in Control; and (ii) the participant’s target incentive opportunity. Such amount would be payable after the applicable incentive period at the time cash incentives are ordinarily paid. Ms. Engel’s cash bonus for 2019 was $480,000, which was equal to her target incentive opportunity. Pursuant to our Amended Management Agreement, this amount is reimbursable to us by our Manager.
Mr. Bascobert was entitled to a cash bonus equal to 100% of his base salary pursuant to the terms of his employment agreement entered into in August 2019, prior to the Acquisition. Accordingly, the cash bonus earned by Mr. Bascobert in 2019 was $725,000.
Long-Term Incentive
The Company maintains the Gannett Co., Inc. 2020 Omnibus Incentive Compensation Plan and, following the Acquisition, the Legacy Gannett 2015 Omnibus Incentive Compensation Plan, under which the Compensation Committee may grant long-term incentives, in the form of cash or equity, in its discretion. As disclosed in the Summary Compensation Table and the Grant of Plan-Based Awards Table, on February 19, 2019, the Compensation Committee approved a grant of 62,271 shares of restricted stock to Mr. Davis, vesting in equal installments over three years. The Compensation Committee determined to grant Mr. Davis this award primarily due to his significant role with the Company and his contribution to the Company’s financial performance in 2018 relative to industry peers. Under the terms of the award, any dividends paid on shares of restricted stock prior to vesting will accrue and be paid if and when the shares of restricted stock vest.
Ms. Engel was not awarded long-term incentive compensation with respect to 2019, given the announcement, on January 6, 2020, of her termination of employment effective as of the end of the first quarter of 2020 (although Ms. Engel did receive long-term incentive compensation from Legacy Gannett in January 2019.)
The Company did not award Mr. Bascobert long-term incentive compensation with respect to 2019 (although he did receive from Legacy Gannett a sign-on equity grant in September 2019).
Executive Retention Arrangements
In January 2019, Legacy Gannett entered into a retention agreement with Ms. Engel providing that if Ms. Engel remained continuously employed in good standing with Legacy Gannett through April 1, 2020, then Ms. Engel would be entitled to receive a retention payment equal to $510,000 (the “Retention Payment”). Upon the Acquisition, the Company assumed the obligations of Legacy Gannett under the retention agreement. Ms. Engel remained actively employed in good standing with the Company through April 1, 2020 and therefore received her Retention Payment.
In addition, in January 2020, the Company entered into a secondary retention agreement with Ms. Engel in connection with Ms. Engel’s pending departure to ensure the continuity of financial operations of the Company through her transition on April 3, 2020. The secondary retention agreement provided that if Ms. Engel remained continuously employed and performed her duties through April 3, 2020, the Company would pay Ms. Engel a cash retention bonus of $500,000 (the “Transition Date Retention Bonus”). Ms. Engel remained continuously employed through April 3, 2010 and therefore received her Transition Date Retention Bonus.
Benefits and Perquisites
Our NEOs receive benefits and perquisites that are substantially the same as those offered to other employees of the Company and its subsidiaries, including vacation, sick time, participation in medical, dental and insurance programs, all in accordance with the terms of such plans and programs in effect from time to time. No material changes were made to the Company’s benefits and perquisites during 2019.

We sponsor a 401(k) plan for our eligible employees, including NEOs. In any given year, the Company has discretion to make employer contributions in the form of matching contributions and/or profit sharing contributions to the plan accounts of our eligible employees.
In addition, Gannett Media Corp. sponsors the Gannett Co., Inc. 401(k) Savings Plan (the “Gannett 401(k) Plan”). Most of the Company’s employees based in the United States, including our NEOs, may participate in the Gannett 401(k) Plan, which permits eligible participants to make pre-tax and Roth contributions and provides for Safe Harbor matching contributions. Effective January 1, 2019 the matching formula changed from 100% of the first 5% of eligible pay to 100% of the first 4% and 50% of the next 2% of eligible pay. For purposes of the 401(k) Plan and subject to Internal Revenue Code limits on the amount of compensation that can be taken into account, compensation generally includes a participant’s base salary, performance-based bonuses, and pre-tax contributions to the Company’s benefit plans. Company contributions under the 401(k) Plan made in 2019 are fully vested. Ms. Engel participated in the Gannett 401(k) plan in 2019. Mr. Bascobert did not participate in the Gannett 401(k) Plan during 2019.
Post-Termination Pay
Deferred Compensation Plan
Gannett Media Corp. sponsors the Gannett Co., Inc. 2015 Deferred Compensation Plan (the “DCP”). Each executive who participates in the DCP may elect to defer all or a portion of his or her compensation so long as the minimum deferral is $5,000 for each form of compensation (base salary and bonus) for the year of deferral. The amounts deferred by each executive are vested and will be deemed invested in the fund or funds designated by such executive from the investment options specified under the plan.
During 2019, the DCP provided company contributions on behalf of certain employees whose benefits under the Gannett 401(k) Plan were capped by Internal Revenue Code rules that limit the amount of compensation that can be taken into account when calculating benefits under a qualified plan. Generally, Company contributions to the DCP were calculated by applying the same formula that applied to an employee’s matching contributions under the Gannett 401(k) Plan to the employee’s compensation in excess of the Internal Revenue Code compensation limit. For 2019, contributions were required to be split into pre-merger and post-merger contributions. Participants were not required to make elective contributions to the DCP to receive an employer contribution under the DCP. Company contributions under the DCP made for 2019 are fully vested. Ms. Engel received Company contributions under the DCP in 2019. Mr. Bascobert is not eligible to participate in the DCP.
Change in Control Severance Plan
Legacy Gannett maintained the 2015 Change in Control Severance Plan, as amended (“CIC Severance Plan”). In connection with the Acquisition, we agreed to assume and perform the CIC Severance Plan. Ms. Engel was, and each of Mr. Bascobert and certain other employees of Legacy Gannett who are now employees of the Company are, a participant in the CIC Severance Plan. The CIC Severance Plan provides severance pay to participants in the event the executive is involuntarily terminated without “cause,” or terminates for “good reason” within two years after a qualifying “change in control” event of Legacy Gannett (or who were terminated in anticipation of a “change in control” of Legacy Gannett). The Acquisition constituted a change in control under the CIC Severance Plan.
Below is a summary of several key terms of the CIC Severance Plan:
“Cause” means: (1) the participant’s material misappropriation of the Company’s funds or property; (2) the participant’s unreasonable and persistent neglect or refusal to perform his or her duties which is not remedied in a reasonable period of time following notice from the Company; (3) conviction of the participant of a securities law violation or a felony involving moral turpitude; or (4) a finding by a court of competent jurisdiction in a civil action or by the SEC that the participant has violated any Federal or state securities law.
“Good Reason” means the occurrence after a change in control of any of the following without the participant’s express written consent, unless fully corrected prior to the date of termination: (1) the material diminution of the participant’s duties, authorities or responsibilities from those in effect immediately prior to the change in control; (2) a material reduction in the participant’s base salary or target bonus opportunity as in effect on the date immediately prior to the change in control; (3) the relocation of the participant’s office from the location at which the participant is principally employed immediately prior to the date of the change in control to a location 35 or more miles farther from the participant’s residence immediately prior to the change in control; (4) the failure by the Company to pay any material compensation or benefits due to the participant; (5) the failure of Legacy Gannett to obtain a satisfactory agreement from any successor (i.e., the Company) to assume and agree to perform the CIC Severance Plan; or (6) any purported termination of the participant’s employment that is not effected pursuant to a notice of termination satisfying the requirements of the CIC Severance Plan.
If triggered upon a qualifying termination of employment, benefits under the CIC Severance Plan include:
Payments. Upon a participant’s qualifying termination of employment, the participant is entitled to receive a lump sum amount equal to the sum of: (1) any unpaid base salary or bonus through the date of termination; and (2) a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination date in an amount equal to the average annual bonus the participant earned with respect to three fiscal years immediately prior to the fiscal year in which the termination date occurs prorated for the portion of the fiscal year elapsed prior to the termination date. Additionally, participants are paid a lump sum cash severance payment equal to a “multiplier” that is designated for the participant times the sum of: (1) the participant’s annual base salary at the highest rate of salary during the 12-month period immediately prior to the termination date or, if higher, during the 12 month period immediately prior to the change in control (in each case, as determined without regard for any reduction for deferred compensation, 401(k) Plan contributions and similar items); and (2) the higher of (A) the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the change in control occurs and (B) the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the termination occurs.
COBRA benefit payment. A participant will receive an amount equal to the monthly COBRA cost of the participant’s medical and dental coverage in effect as of the date of termination multiplied by the lesser of (1) 18 or (2) 24 minus the number of full months between the date of the change in control and the date of termination.
Prorated bonus. A prorated annual bonus for the portion of the fiscal year elapsed prior to the date of termination in an amount equal to the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the date of termination occurs, prorated for the portion of the fiscal year elapsed prior to the date of termination.
Benefits are subject to the participant executing a release and agreeing to certain restrictive covenants.
Mr. Bascobert participates in the CIC Severance Plan, and his multiplier (as described above) is two (2). Ms. Engel also participated in the CIC Severance Plan, and her multiplier was two (2). Other individuals who were named executive officers of Legacy Gannett are also participants in the plan.
Risk and Compensation Policies
In considering the risks to the Company and its business that may be implied by our compensation plans and programs, our Compensation Committee considers the design, operation and mix of the plans and programs at all levels of the Company. Our compensation program is designed to mitigate the potential to reward excessive risk-taking that may produce short-term results that appear in isolation to be favorable, but that may undermine the successful execution of our long-term business strategy and erode stockholder value.

2019 Summary Compensation Table
Name (Position)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kirk Davis (COO)	2019	507,692 (1)	—	850,000 (2)	—	25,234 (3)	1,470,048 (4)	2,852,974
	2018	550,000	400,000 (5)	750,006 (6)	—	—	3,092 (7)	1,703,098
	2017	550,000	750,000 (8)	400,000 (9)		15,636	3,231 (10)	1,718,867

Alison K. Engel (Former CFO & CAO)	2019	71,538 (11)	—	— (12)	480,000 (13)	—	3,462 (14)	555,000

Paul J. Bascobert (Former CEO, Gannett Media Corp.)	2019	86,442 (15)	725,000(16)(17)	— (12)	—	—	— (18)	811,442
(1)	Mr. Davis’ employment ended on November 22, 2019. This amount reflects the actual base salary earned in 2019 through his termination date.
(2)
This amount reflects a grant of 62,271 shares of restricted stock on February 19, 2019. The closing price of our stock on the previous trading day was $13.65. The restricted stock vested in full on Mr. Davis’ termination date.

(3)
This amount represents the aggregate change in the actuarial present value of Mr. Davis’ accumulated benefit under the George W. Prescott Publishing Company Pension Plan, which was frozen effective December 31, 2008, from December 31, 2018 to December 31, 2019.

(4)
This amount reflects: Mr. Davis’ pay received for paid time off that was not used prior to his departure in November 2019 in the amount of $42,308; a severance payment subject to the terms of his Employment Agreement, as amended, of $1,425,000 in connection with his departure from the Company in November 2019; and contributions to Mr. Davis’ 401(k) plan by the Company in the amount of $2,740. Certain severance payments have been delayed as required under Section 409A of the Internal Revenue Code.

(5)	This amount reflects the bonus amount that was earned in 2018 and paid in 2019.
(6)
This amount reflects a grant of 45,900 shares of restricted stock on February 27, 2018. The closing price of our stock on the previous trading day was $16.34. The restricted stock vested 33.3% on February 27, 2019 and the remainder was scheduled to vest in equal installments on February 27, 2020 and February 27, 2021, subject to Mr. Davis’s continued employment through each vesting date.

(7)	This amount reflects contributions to Mr. Davis’s 401(k) plan by the Company in 2018.
(8)	This amount reflects the bonus amount that was earned in 2017 and paid in 2018.
(9)
This amount reflects a grant of 25,173 shares of restricted stock on February 20, 2017. The closing price of our stock on the previous trading day was $15.89. The restricted stock vested 33.3% on February 20, 2018, and 33.3% on February 20, 2019, and the remainder was scheduled to vest on February 20, 2020, subject to Mr. Davis’s continued employment through each vesting date.

(10)	This amount reflects contributions to Mr. Davis’s 401(k) plan by the Company in 2017.
(11)	For Ms. Engel, this amount reflects the total actual base salary earned for the period from November 19, 2019 to December 31, 2019.
(12)	Ms. Engel and Mr. Bascobert did not receive stock grants following the Acquisition date in 2019.
(13)
Ms. Engel was entitled to a cash bonus pursuant to the CIC Severance Plan in an amount equal to the greater of: (i) the amount that would be paid based on actual performance relative to the predefined performance goals in effect prior to the Change in Control; and (ii) the participant’s target incentive opportunity. Such amount was to be paid after the applicable incentive period at the time cash incentives are ordinarily paid. Accordingly, the cash bonus earned by Ms. Engel in 2019 was $480,000.

(14)
Prior to the Acquisition in November 2019, contributions by Legacy Gannett to Ms. Engel include: (i) allocations to Ms. Engel’s DCP account in the amount of $34,030; (ii) contributions to Ms. Engel’s 401(k) plan in the amount of $14,000; (iii) financial services benefits paid for the benefit of Ms. Engel in the amount of $3,100; (iv) Gannett Foundation grants to eligible charities recommended by Ms. Engel in the amount of $15,000; (v) premiums paid for travel and accident insurance; (vi) premiums paid for LifeLock identity protection services. Ms. Engel received an allocation to her DCP in the amount of $3,462 from November 19, 2019 to December 31, 2019.

(15)
Mr. Bascobert was hired as President and Chief Executive Officer of Legacy Gannett on August 5, 2019. This amount reflects the actual base salary earned for the period from November 19, 2019 to December 31, 2019.

(16)
Mr. Bascobert received a sign-on lump sum cash bonus equal to $600,000, subject to repayment if his employment is terminated for “Cause” (as defined in the then-applicable severance plan) or upon his voluntarily resignation of employment (following a Change in Control Transaction, only if such voluntary termination is without “Limited Good Reason” (as defined in his offer letter)), in either case prior to December 31, 2020.

(17)
Mr. Bascobert was entitled to a cash bonus equal to 100% of his base salary pursuant to the terms of his employment agreement entered into in August 2019, prior to the Acquisition. Accordingly, the cash bonus earned by Mr. Bascobert in 2019 was $725,000.

(18)
Prior to the Acquisition in November 2019, contributions by Legacy Gannett to Mr. Bascobert include: (i) Gannett Foundation grants to eligible charities recommended by Mr. Bascobert in the amount of $15,000; (iii) premiums paid for travel and accident insurance; and (iv) premiums paid for LifeLock identity protection services.

Grants of Plan-Based Awards in 2019
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Kirk Davis	2/19/19	62,271(1)	850,000
(1)
The restricted stock was scheduled to vest in equal installments over three years, subject to Mr. Davis’s continued employment through each vesting date. All of these shares of restricted stock vested upon his cessation of employment on November 19. 2019.

Employment Agreement
Mr. Davis and our Predecessor entered into an employment agreement, effective as of January 9, 2009, as amended on March 6, 2012 and October 30, 2019. Mr. Davis was appointed as Chief Executive Officer of GateHouse in February 2014 and continued to be employed in that role pursuant to his employment agreement, described below, until his cessation of employment effective as of November 19, 2019. Mr. Davis had no employment agreement with Gannett.
Pursuant to his employment agreement, which had no guaranteed term of employment or renewal provision, Mr. Davis’s annual base salary was subject to review on an annual basis and adjustment upward in the sole discretion of the Board. Pursuant to his employment agreement, Mr. Davis also was eligible for an annual bonus, based on the achievement, as determined by the Board in its sole discretion, of certain performance standards agreed to by Mr. Davis and the Company. Such bonus could be paid in such combination of cash and shares of Common Stock as determined by the Board, in its sole discretion. Mr. Davis’s employment agreement also provided that he would be entitled to all usual benefits offered to employees at his level, including vacation, sick time, participation in medical, dental and insurance programs, as well as the ability to participate in the 401(k) retirement savings plan. In addition, Mr. Davis’s employment agreement entitled him to certain severance payments and benefits, described below in the section entitled “Potential Payments Upon Resignation, Termination or Change in Control.”
Pursuant to his employment agreement, Mr. Davis was entitled to the following payments in connection with his cessation of employment: (a) $1.4 million, payable in 26 equal installments, and accrued and unpaid base salary and accrued and unused vacation pay through the date of such termination; (b) vesting of all shares of restricted stock that were unvested as of the date of termination; (c) continuation of health benefits at the same levels until the earlier of: (i) the time it takes Mr. Davis to become eligible for benefits from a new employer; or (ii) 12 months from the date of termination; and (d) $25,000 for outplacement services. Mr. Davis’s receipt of the payments and benefits outlined above were subject to his execution of a general release of claims against GateHouse and its affiliates. Mr. Davis’s employment agreement has restrictive covenants for the benefit of GateHouse and its affiliates relating to non-competition both during the term of employment and for the one-year period following termination of his employment for any reason. Mr. Davis’s employment agreement also contains restrictive covenants relating to non-solicitation of employees, directors, agents, clients, customers, vendors, suppliers or consultants of GateHouse and its affiliates during the term of employment and for the one year period following termination of his employment for any reason.
Pay Mix
Mr. Davis’ compensation earned in respect of 2019 consisted entirely of base salary and severance payments. As noted above, for the six weeks of 2019 following the Acquisition, Ms. Engel and Mr. Bascobert were compensated pursuant to Legacy Gannett’s executive compensation program pursuant to undertakings made by us as part of the Acquisition to honor existing compensation arrangements.
Outstanding Equity Awards at December 31, 2019
In 2019, we granted to our Manager in connection with the Acquisition 4,205,607 shares of our Common stock and options to purchase up to 3,163,264 shares of our Common Stock. The grant date fair value of these awards granted to our Manager was approximately $26.4 million and $0.3 million, respectively. For information regarding assumptions used in determining these valuations, please see Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

The table below sets forth the outstanding option and equity awards that were granted to our executive officers as of December 31, 2019. The option awards held by Mr. Reed (“Tandem Awards”) correspond on a one-to-one basis with the options granted to our Manager (or an affiliate of our Manager), such that exercise of the option by Mr. Reed would result in the corresponding option held by our Manager being cancelled.
Outstanding Equity Awards at December 31, 2019
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael E. Reed	—	120,000	14.96	12/31/2021	—	—
	—	18,000	14.96	12/31/2021	—	—

Kirk Davis(3)	—	—	—	—	—	—

Alison K. Engel	—	—	—	—	15,660(4)	99,911(5)
					36,745(6)	234,433(5)
					86,531(7)	552,068(5)
					56,351(8)	359,519(5)
					64,899(9)	414,056(5)

Paul J. Bascobert	—	—	—	—	237,276(10)	1,513,821(5)
					355,913(11)	2,270,725(5)
(1)
Upon the grant of options to our Manager or an affiliate of our Manager (the “Manager Options”), such Manager Options are fully vested and become exercisable over a 30-month period (the “Total Exercisability Period”) in equal monthly installments beginning on the first of each month following the month in which the options were granted. When Tandem Awards are granted, the Manager Options become exercisable in equal monthly installments over a portion of the Total Exercisability Period equal to the product of (i) the ratio of Manager Options not subject to Tandem Awards to the total number of Manager Options (including Manager Options underlying such Tandem Awards) multiplied by (ii) 30 (such period, the “Manager Exercisability Period”). Following the Manager Exercisability Period, the Tandem Awards vest in generally equal monthly installments over the remainder of the Total Exercisability Period and become exercisable only at the end of the Total Exercisability Period.

(2)
Represents the expiration date of the related Manager Options that serve as the basis for the Tandem Award held by the executive officer. In general, the expiration date of the Tandem Award occurs prior to the expiration date of the underlying Manager Option.

(3)	All unvested restricted stock held by Mr. Davis became fully vested upon his termination from the Company in November 2019.
(4)
These restricted stock units are scheduled to vest on December 31, 2020. These restricted stock units were converted to Company time-based restricted stock units upon the Acquisition on November 19, 2019. The amount represents the unvested 25% portion of the restricted stock units granted in 2017, which generally vest in four equal installments.

(5)
The market value of shares that have not vested was calculated using a stock price of $6.38, which was the closing price of our common stock on December 31, 2019, the last trading day of our fiscal year.

(6)
These restricted stock units are scheduled to vest on January 1, 2020 and January 1, 2021. These restricted stock units were converted to Company time-based restricted stock units upon the Acquisition on November 19, 2019. The amount represents the unvested 67% portion of the RSUs granted in 2018, which generally vest in three equal installments.

(7)
These restricted stock units are scheduled to vest on January 1, 2020, January 1, 2021 and January 1, 2022. These restricted stock units were converted to Company time-based restricted stock units upon the Acquisition on November 19, 2019. The amount represents the full unvested portion of the restricted stock units granted in 2019, which generally vest in three equal installments.

(8)
These restricted stock units represent the target number of Performance Shares that were granted in 2018 for the 2018-2021 Performance Period. These Performance Shares were converted to time-based restricted stock units upon the Acquisition on November 19, 2019. The amount represents the full unvested restricted stock units which are eligible to vest on January 1, 2021.

(9)
These restricted stock units represent the target number of Performance Shares that were granted in 2019 for the 2019-2022 Performance Period. These Performance Shares were converted to time-based restricted stock units upon the Acquisition on November 19, 2019. The amount represents the full unvested restricted stock units which are eligible to vest on January 1, 2022.

(10)
These restricted stock units are scheduled to vest in equal installments on September 23, 2020, September 23, 2021 and September 23, 2022. These restricted stock units were converted to Company time-based restricted stock units upon the Acquisition on November 19, 2019. The amount represents the full unvested restricted stock units granted in 2019 which generally vest in three equal installments.

(11)
These restricted stock units represent the target number of Performance Shares that were granted in 2019 for the 2019-2022 Performance Period. These Performance Shares were converted to time-based restricted stock units upon the Acquisition on November 19, 2019. The amount represents the full unvested restricted stock units which are eligible to vest on September 23, 2022.

All options granted to our Manager (or an affiliate of our Manager) will become fully vested and exercisable upon a “change of control” (as defined in the Gannett Co., Inc. 2020 Omnibus Incentive Compensation Plan). All Tandem Awards will become fully vested and exercisable if the holder’s employment with our Manager and its affiliates is terminated without cause within 12 months following a change of control of the Company. The estimated intrinsic value of outstanding option awards held by our Manager (or an affiliate of our Manager) as of December 31, 2019 that would have been accelerated had a change in control occurred on December 31, 2019 is $0.
Option Exercises and Stock Vested in 2019
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Kirk Davis	—	—	133,726(2)	1,104,427(2)

Alison K. Engel	—	—	228,039(3)	1,454,889(3)

Paul J. Bascobert	—	—	—(4)	—(4)
(1)	The value realized on vesting is equal to the closing price of a share on the date of vesting multiplied by the number of shares vested.
(2)
Represents 2016, 2017 and 2018 restricted stock that vested on February 23, 2019, February 20, 2019 and February 26, 2019 respectively. This amount also represents 101,293 shares of restricted stock that accelerated vesting upon Mr. Davis’s termination of employment on November 22, 2019.

(3)
Represents Performance Shares that vested based on the results of the Legacy Gannett 2017-2019 Incentive Period, which ended December 31, 2019, and were paid in shares of the Company’s common stock, as well as 2016 and 2017 RSUs that vested on December 31, 2019.

(4)
Mr. Bascobert was hired as President and Chief Executive Officer of Legacy Gannett on August 5, 2019 and received a stock grant upon hire with an effective date of September 2019. Mr. Bascobert did not have any stock awards vest in 2019.

Pension Benefits
The following table sets forth Mr. Davis’ retirement benefits under our pension plans as of December 31, 2019.
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Kirk Davis	Prescott Pension Plan	4.8(1)	112,628	—
(1)
The number of years of credited service differs from Mr. Davis’ actual number of years of service with the Company because it consists of service with an acquired entity, and the plan was frozen in 2008.

We maintain one defined benefit plan that Mr. Davis may receive benefits under, the George W. Prescott Publishing Company Pension Plan (the “Prescott Pension Plan”). The Prescott Pension Plan benefits the employees of the George W. Prescott Publishing Company by providing funded, tax-qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code. Benefits under the Prescott Pension Plan are funded by an irrevocable tax-exempt trust. An executive’s benefits under the Prescott Pension Plan are payable from the assets held by a tax-exempt trust, and are based on earnings up to a compensation limit under the Internal Revenue Code (which was $230,000 in 2008). Mr. Davis participated in the plan during his employment with the George W. Prescott Publishing Company.
Effective December 31, 2008, the Prescott Pension Plan was amended to freeze benefit accruals and participation. The terms and conditions below relate solely to Mr. Davis and the other participants in the Prescott Pension Plan.
The “Normal Retirement Benefit” is expressed as an annual single life annuity payable from normal retirement age for the remainder of his life. The benefit under the Prescott Pension Plan is equal to an amount equal to the sum of (i) and (ii):
(i)	an amount equal to the product of:
(a)	0.5% of Mr. Davis’ Average Compensation (as defined below) not in excess of the covered compensation base plus 1% of his Average Compensation in excess of the covered compensation base; and
(b)	Mr. Davis’ years of Accrued Service (as defined below) (not in excess of 40).

(ii)	an amount equal to the product of:
(a)	0.67% of Mr. Davis’ Average Compensation; and
(b)	Mr. Davis’ years of Accrued Service in excess of 40.
“Average Compensation” means the average of Mr. Davis’ highest compensation paid during any five consecutive plan years of the ten plan years prior to December 31, 2008. “Compensation” means Mr. Davis’ total compensation in a plan year, excluding any bonuses, any overtime payments and employer contributions under the Prescott Pension Plan or under any other employee benefit plan of an affiliated company. Pay in excess of the Internal Revenue Code Section 401(a)(17) limit, is not considered. “Accrued Service” is the total number of years prior to January 1, 2009 (June 1, 2009 for IBT Union employees), during which the executive has completed at least 1,000 Hours of Service.
If Mr. Davis retires after reaching the age of 60 and has completed five years of vesting service, he is entitled to the Normal Retirement Benefit. However, the Normal Retirement Benefit will be reduced 0.56% for each month his retirement precedes his reaching the age of 65.
In the event Mr. Davis dies prior to the commencement of benefit payments, his spouse will be eligible for a death benefit protection. This provides that if Mr. Davis and spouse were married for at least one year prior to his date of death, then the spouse of Mr. Davis shall receive a survivor annuity which is equal to 50% of the pension Mr. Davis would have received had he retired on his date of death or age 60, if later, with a joint and 50% survivor annuity option.
If Mr. Davis dies after payment of his benefit under the Prescott Pension Plan has commenced, the death benefit payable, if any, shall be determined in accordance with the form in which the benefit was being paid. The pension benefit under the Prescott Pension Plan is reduced if paid before normal retirement age. The pension benefit is defined as a single life annuity. Optional annuity forms which are approximately equal in value are also available.
The methods and assumptions for calculating the present value of accumulated benefits generally follow those set forth in FASB ASC Topic 715 and are consistent with those used in our financial statements as described in Note 9 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019.
2019 Non-Qualified Deferred Compensation
Neither Mr. Bascobert nor Mr. Davis was a participant in, and neither made contributions to or withdrawals from, any nonqualified deferred compensation plans maintained by us during the fiscal year ending December 31, 2019.
In connection with the Acquisition, we assumed a non-qualified deferred compensation plan established by Legacy Gannett, in which Ms. Engel participated, as summarized in the table below.
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings / Losses in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY ($)(1)	Aggregate Balance at Last FYE ($)
Alison K. Engel	—	37,492	14,049	—	169,949
(1)
Ms. Engel was a participant in the Legacy Gannett Deferred Compensation Plan and received a $166,487 distribution on January 2, 2020 due to the Acquisition in November 2019. DCP provided Company contributions on behalf of certain employees whose benefits under the Company’s 401(k) Plan were capped by Internal Revenue Code rules that limit the amount of compensation that can be taken into account when calculating benefits under a qualified plan. Generally, Company contributions to the DCP were calculated by applying the same matching percentage that applied to an employee’s contributions under the 401(k) Plan to the employee’s compensation in excess of the Internal Revenue Code compensation limit.

Potential Payments Upon Resignation, Termination or Change in Control
The following table estimates the amount of compensation payable to Ms. Engel and Mr. Bascobert in the event of termination of employment, assuming that such termination were effective as of December 31, 2019.
Potential Payments upon Termination or Change of Control(1)
	Change in Control – Involuntary or Good Reason ($)	Involuntary without Cause ($)	Voluntary Termination ($)(2)	Death ($)	Disability ($)
Kirk Davis(3)
Annual Cash Bonus	—	—	—	—	—
Severance Pay	—	1,425,000(4)	—	—	—
Cash Settled Performance Units	—	—	—	—	—
Restricted Stock Awards	—	657,392(5)	—	—	—
Cash Retention Awards	—	—	—	—	—
Executive Insurance and Related Benefits(6)	—	16,070(7)	—	—	—
Total	—	2,098,462	—	—	—

Alison K. Engel(8)
Annual Cash Bonus	471,699(9)	—	—	—	—
Severance Pay	2,143,398(10)
Cash Settled Performance Units	595,681	—	—	—	—
Restricted Stock Units(11)	1,659,987(12)	—	—	—	—
Cash Retention Awards	1,010,000(13)	—	—	—	—
Executive Insurance and Related Benefits(6)	40,038(14)	—	—	—	—
Total	5,920,803

Paul J. Bascobert
Annual Cash Bonus	725,000	725,000	725,000	725,000	725,000
Severance Pay	2,900,000(15)	2,900,000(15)	—	—	—
Cash Settled Performance Units	—	—	—	—	—
Restricted Stock Units(11)	3,784,546	3,784,546	—	3,784,546	3,784,546
Cash Retention Awards	—	—	—	—	—
Executive Insurance and Related Benefits(6)	57,885(16)	57,885(16)	—	30,000(17)	1,671,554(18)
Total	7,467,431	7,467,431	725,000	4,539,546	6,181,100
(1)
This table assumes specified termination events as of December 31, 2019. Due to the Acquisition in November 2019, Ms. Engel and Mr. Bascobert are eligible for benefits under the Legacy Gannett Co., Inc. 2015 Change in Control Severance Plan, as amended, for a period of two years following the transaction date upon a qualifying event.

(2)
Data in this column represents a Voluntary Termination without Good Reason. Since Mr. Bascobert is eligible for CIC benefits for a two-year period following the Acquisition Transaction Date, if he voluntarily terminates for good reason under the CIC provisions, he will receive the benefits as described in the column “Change in Control – Involuntary or Good Reason.”

(3)	Mr. Davis departed from the Company in November 2019. Amounts reported for Mr. Davis reflect what he became entitled to receive as a result of his departure.
(4)
Mr. Davis terminated from the Company on November 22, 2019. This amount represents severance benefits owed to Mr. Davis as set forth in his Employment Agreement (as amended) of: a cash award of $1,400,000 payable in twenty-six equal bi-weekly installments coinciding with the Company’s scheduled pay days subject to delay as required under Section 409A of the Internal Revenue Code; and a one-time lump sum payment of $25,000 for outplacement benefits, also subject to delay as required under Section 409A of the Internal Revenue Code.

(5)
Mr. Davis terminated from the Company on November 22, 2019. Per the terms set forth in his Employment Agreement, as amended, upon the effective date of Mr. Davis’ termination, 101,293 unvested restricted stock awards fully vested. The amount in the table represents the unvested restricted stock awards as of November 22, 2019 multiplied by the Company’s stock price at close on the November 22, 2019, $6.49. As of December 31, 2019, Mr. Davis did not have any remaining unvested equity awards.

(6)
Amounts shown in this row do not include insurance and related benefits that are available generally to all salaried Company employees under plans and arrangements that by their terms do not discriminate in favor of executive officers.

(7)
As set forth in his Employment Agreement, as amended, upon Mr. Davis’ termination on November 22, 2019, he became eligible to continue his coverage under the Company’s medical plan at the same level as such benefits had been provided at the time of his termination for up to 12 months following his termination date or until he found new employment that provides benefit coverage.

(8)
Ms. Engel departed from the Company on April 3, 2020. Amounts reported in the table for Ms. Engel reflect what she would have become entitled to receive as a result of her departure based on a December 31, 2019 termination date.

(9)
This amount represents a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination date in an amount equal to the average annual bonus Ms. Engel earned with respect to three fiscal years immediately prior to the fiscal year in which the termination date occurs prorated for the portion of the fiscal year elapsed prior to the assumed termination date for this table. Upon Ms. Engel’s termination on April 3, 2020, she will receive a pro-rated annual bonus for the 2020 fiscal year in an amount equal to the average annual bonus earned with respect to three fiscal years immediately prior to the fiscal year in which termination occurs. Due to Ms. Engel’s termination on April 3, 2020, she received a cash bonus payment under the Legacy Gannett 2019 Executive Annual Incentive Plan in the amount of $480,000 for the full 2019 fiscal year.

(10)
Upon Ms. Engel’s termination of employment on April 3, 2020, she will be entitled to the following severance payments under the Legacy Gannett Co., Inc. 2015 Change in Control Severance Plan, as amended: a lump sum cash severance payment equal to two times the sum of: (A) the Participant’s annual base salary at the highest rate of salary during the 12-month period immediately prior to the Date of Termination or, if higher, during the 12 month period immediately prior to the Change in Control (in each case, as determined without regard for any reduction for deferred compensation, 401(k) Plan contributions and similar items), and (B) the higher of (1) the average annual bonus the Participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the Change in Control occurs; and (2) the average annual bonus the Participant earned with respect to three fiscal years immediately prior to the fiscal year in which the Date of Termination occurs.

(11)
The value of Restricted Stock Units is determined by the number of unvested Restricted Stock Units as of December 31, 2019 multiplied by $6.38, the closing price of a share of the Company’s common stock as of December 31, 2019.

(12)
This amount represents the fair market value of unvested Restricted Stock Units as of December 31, 2019. Upon Ms. Engel’s termination of employment on April 3, 2020, she will accelerate vesting of all unvested awards as of the termination date. As of April 3, 2020, Ms. Engel accelerated vesting of 213,533 Restricted Stock Units.

(13)	This amount represents cash retention awards in the amount of $510,000 to be paid on April 1, 2020 and $500,000 to be paid on April 3, 2020.
(14)
The CIC Severance Plan includes a lump sum payment in the amount equal to the monthly COBRA cost of the executive’s medical and dental coverage multiplied by the lesser of (1) 18; or (2) 24 minus the number of full months between the date of the change in control and the termination date in the amount of $10,038. Ms. Engel is eligible to receive up to $15,000 from the Gannett Foundation for grants to qualifying charities until the effective date of her termination. Ms. Engel was also eligible to receive up to a $15,000 reimbursement for legal and financial services on the same basis as available to her as an active executive.

(15)
This amount represents a severance payment under the Legacy Gannett Co., Inc 2015 Change in Control Severance Plan, as amended, equal to: a lump sum cash severance payment equal to two times the sum of: (A) the Participant’s annual base salary at the highest rate of salary during the 12-month period immediately prior to the Date of Termination or, if higher, during the 12 month period immediately prior to the Change in Control (in each case, as determined without regard for any reduction for deferred compensation, 401(k) Plan contributions and similar items), and (B) the higher of (1) the average annual bonus the Participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the Change in Control occurs; and (2) the average annual bonus the Participant earned with respect to three fiscal years immediately prior to the fiscal year in which the Date of Termination occurs.

(16)
The CIC Severance Plan includes a lump sum payment in the amount equal to the monthly COBRA cost of the executive’s medical and dental coverage multiplied by the lesser of (1) 18; or (2) 24 minus the number of full months between the date of the change in control and the termination date in the amount of $27,885. Mr. Bascobert would receive up to $15,000 from the Gannett Foundation for grants to eligible charities until the effective date of their termination. Mr. Bascobert would receive up to a $15,000 reimbursement for legal and financial services on the same basis as available to an active executive.

(17)
Mr. Bascobert is eligible to receive up to $15,000 from the Gannett Foundation for grants to qualifying charities. In addition, Mr. Bascobert is also eligible to receive up to a $15,000 reimbursement for legal and financial services.

(18)
For the first six months of disability, disability benefits are paid at either 100% or 60% of the executive’s pre-disability compensation depending on the length of the executive’s service. After six months, disability benefits are paid at 60% or 50% of the executive’s pre-disability compensation, depending on whether the executive elects to pay for additional coverage. Disability benefits are subject to certain conditions, limitations and offsets, and generally continue for the duration of the disability, but not beyond age 65 dependent on the age of disability. For those who become disabled near or after age 65, benefits may continue for a specified duration based on the age when disability begins beyond age 65 under the terms of the plan. The amounts set forth above represent the present value of the disability benefit applying the following assumptions: (i) the NEO incurred a qualifying disability on December 31, 2019, and the NEO remains eligible to receive disability benefits for the maximum period provided under the plan; (ii) the disability benefits are reduced by certain offsets provided for under the plan; and (iii) IRS-prescribed mortality and interest rate assumptions are used to calculate the present value of such benefits. In addition, Mr. Bascobert would receive up to $15,000 from the Gannett Foundation for grants to eligible charities during the first year that he was on disability. Mr. Bascobert would also be eligible to receive up to a $15,000 reimbursement for legal and financial services on the same basis as available to an active executive.

Compensation of Directors
For fiscal year 2019, each independent director received an annual fee equal to $150,000 (or a pro rated portion of such fee for directors who served for part of the year). In addition, the chairs of each of the Audit, Nominating and Corporate Governance and Compensation Committees of the Board received an annual fee of $10,000. For fiscal year 2019, given the persistent closure of our trading window due to the Acquisition, fees to independent directors were paid in cash. Affiliated directors (i.e., Mr. Edens until his resignation in May 2019 and Mr. Reed) are not separately compensated by us. All members of the Board are reimbursed for reasonable costs and expenses incurred in attending meetings of our Board.
2019 Director Compensation Table
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Michael E. Reed(3)	—	—	—
Kevin M. Sheehan	360,000	—	360,000
Mayur Gupta	37,500	—	37,500
Theodore P. Janulis	360,000	—	360,000
John Jeffry Louis III	17,500	—	17,500
Maria Miller	37,500	—	37,500
Debra Sandler	18,667	—	18,667
Laurence Tarica	360,000	—	360,000
Barbara Wall(4)	17,500	—	17,500
Wesley R. Edens(3)	—	—	—
(1)
Amounts in this column reflect the portion of the annual fee paid to each of Messrs. Janulis, Sheehan and Tarica in cash, the additional $10,000 fee paid in cash to each of Messrs. Janulis, Sheehan and Tarica as Chairs of the Compensation Committee, Audit Committee, and Nominating and Corporate Governance Committee, respectively, the fees paid in cash to each of Messrs. Janulis, Sheehan and Tarica as members of the transaction committee formed to evaluate the Acquisition, the pro rated fees paid in cash to Ms. Miller and Mr. Gupta, each of whom joined the Board in October 2019, and the pro rated fees paid in cash to Mmes. Sandler and Wall and Mr. Louis, each of whom joined the Board in November 2019.

(2)
For fiscal year 2019, given the persistent closure of our trading window due to the Acquisition, fees to independent directors were paid in cash. As of December 31, 2019, Barbara held 169,448 unvested restricted stock units granted to her as an active employee of Gannett Media Corp, as converted upon the Acquisition on November 19, 2019.

(3)	Messrs. Edens and Reed are not independent directors and so receive no compensation for services as a director.
(4)
The amount in this table represents director fees paid in cash in the amount of $17,500 with respect to her Board service from November 19, 2019 to December 31, 2019. Ms. Wall was also an active employee of Gannett Media Corp until her termination of employment on January 3, 2020. For a description of Ms. Wall’s employee compensation for this period and other employee compensation related to her employment with Legacy Gannett prior the Acquisition, please refer to the section entitled “Related Persons Transactions—Employment-Related Compensation.”

In 2019, prior to the Acquisition, Legacy Gannett directors, including Mr. Louis and Ms. Sandler, were eligible to participate in the DCP by electing to defer their cash fees in respect of service with the board of directors of Gannett Media Corp. Ms. Sandler did not participate in the DCP. The DCP provides for the same investment choices, including mutual funds and a Company stock fund, made available to other DCP participants. In addition, Legacy Gannett directors were permitted to defer the grant date value of their annual RSU award under the DCP in lieu of receiving the award, though such value was required to be invested in the Company stock fund. Mr. Louis and Ms. Sandler have not deferred the grant value of their annual RSU awards. In addition, 2019 prior to the Acquisition, Ms. Wall was eligible to participate in the DCP in 2019 by virtue of her status as an active employee of Gannett Media Corp.
Mr. Louis received a $857,255 distribution on January 2, 2020 as a result of the Acquisition. As an active employee Ms. Wall had a $2,094,956 benefit under the DCP as of December 31, 2019. Due to the Acquisition, $1,469,787 was distributed to Ms. Wall on January 2, 2020. The remainder of Ms. Wall’s DCP account will be distributed in accordance with her prior elections and applicable plan rules.

Equity Compensation Plan Information
The following table summarizes certain information about securities authorized for issuance under our equity compensation plans as of December 31, 2019:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders:
Gannett Co., Inc. 2020 Omnibus Incentive Compensation Plan	7,430,554(1)	$24.50	7,189,476(2)
Equity compensation plans not approved by security holders:
Gannett Co., Inc. 2015 Omnibus Incentive Compensation Plan(3)	—(4)	—	8,380,653
Gannett Co., Inc. 2015 Deferred Compensation Plan(5)	—(6)	—	177,105
Total	7,430,554	$24.50	15,747,234
(1)	Includes 6,068,075 shares subject to outstanding options and 1,362,479 shares subject to outstanding warrants.
(2)
The maximum number of shares reserved and available for issuance under the Gannett Co. Inc. 2020 Omnibus Incentive Compensation Plan (the “2020 Plan”) is 15,000,000, as increased during the term of the 2020 Plan on the first day of each fiscal year beginning in and after calendar year 2021 by a number of shares of stock equal to 10% of the number of shares of stock newly issued by the Company during the immediately preceding fiscal year.

(3)
The Gannett Co. Inc. 2015 Omnibus Incentive Compensation Plan (the “Legacy 2015 Plan”) was established by Gannett Media Corp. and was assumed by the Company in connection with the Acquisition. The Legacy 2015 Plan has not been approved by the Company’s stockholders. The Legacy 2015 Plan was established for the purpose of granting equity-based and cash-based awards to Legacy Gannett employees and directors. The Legacy 2015 Plan permits the granting of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, stock awards, restricted stock units, performance shares, performance share units, and cash-based awards to Legacy Gannett service providers.

(4)
Does not include 5,716,410 shares subject to restricted share units that were converted from restricted share units of Gannett Media Corp. into restricted share units of the Company and 1,712,779 shares subject to restricted share units that were converted from performance share units of Gannett Media Corp. into restricted share units of the Company, in each case, at the effective time of the Acquisition in accordance with the terms of the merger agreement by and between the Company and Gannett Media Corp.

(5)
The DCP is a non-qualified plan maintained by Gannett Media Corp., which was assumed by the Company in connection with the Acquisition. The DCP provides benefits to Legacy Gannett directors and key executives. The DCP has not been approved by the Company’s stockholders. The amounts elected to be deferred by each participant are credited to such participant’s account in the DCP, and the Company credits these accounts with earnings as if the amounts deferred were invested in the Company’s stock or other selected investment funds as directed by the participant. Amounts that are not treated as if invested in the Company’s stock are distributed in cash, and amounts that are treated as if invested in the Company’s stock are generally distributed in shares of stock or cash, at the Company’s election. However, deferrals by Legacy Gannett Media directors of RSU grants are required to be distributed in stock under the terms of the DCP. The number in column (a) represents the number of shares credited to participants’ accounts in the DCP. The table above does not include any shares that may in the future be credited to participants’ accounts in the DCP as a result of salary deferrals or transfers of other funds held in the plan. Participants in the DCP are general unsecured creditors of the Company with respect to their benefits under the plan.

(6)
Does not include 405,165 shares subject to phantom share units that were converted from phantom share units of Gannett Media Corp. into phantom share units of the Company at the effective time of the Acquisition in accordance with the terms of the merger agreement by and between the Company and Gannett Media Corp.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the 2019 Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management.
Based on this review and their discussions, the Compensation Committee has recommended to the Board that the 2019 Compensation Discussion and Analysis be included in this Proxy Statement for the 2020 Annual Meeting to be filed with the SEC.
The Compensation Committee
Theodore P Janulis, Chair
John Jeffry Louis III, Member
Kevin M. Sheehan, Member
Compensation Committee Interlocks and Insider Participation
None.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires directors, executive officers and persons beneficially owning more than ten percent of a registered class of a company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the NYSE.
To our knowledge, based solely on review of the copies of such reports furnished to us during the year ended December 31, 2019, all reports required to be filed by our directors, executive officers and greater-than-ten-percent owners were timely filed in compliance with the Section 16(a) filing requirements, except for a Form 4 for Mr. Davis, with respect to one transaction, which was filed late on March 1, 2019.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table provides information with respect to the beneficial ownership of our Common Stock as of April 16, 2020, the record date (except as otherwise noted) by (a) each person known by us to be a beneficial owner of more than 5% of our outstanding Common Stock, (b) each of our directors and our named executive officers, and (iii) all directors and executive officers as a group. We had outstanding an aggregate of 132,058,367 shares of Common Stock as of April 16, 2020.
Except as otherwise noted in the footnotes below, each person or entity identified below has sole voting and investment power with respect to such securities.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)
BlackRock, Inc.(3) 55 East 52nd Street New York, New York 10055	19,425,173	14.7%

The Vanguard Group, Inc.(4) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	12,985,039	9.8%

Dimensional Fund Advisors LP(5) 6300 Bee Cave Road Building One Austin, Texas 78746	9,766,114	7.4%

Fortress Investment Group LLC and certain affiliates(6) 1345 Avenue of the Americas, 46th Floor New York, New York 10105	7,449,581	5.5%

Michael E. Reed(7)	1,021,911	*%
Kevin M. Sheehan(8)	99,329	*%
Mayur Gupta	2,500	*%
Theodore P. Janulis	23,070	*%
John Jeffrey Louis	248,658	*%
Maria Miller	33,638	*%
Debra Sandler	34,765	*%
Laurence Tarica	173,070	*%
Barbara Wall	132,642	*%
Paul J. Bascobert	0	*%
Kirk A. Davis(9)	209,933	*%
Alison K. Engel(10)	205,123	*%
All directors, nominees and executive officers as a group (11 persons)	1,852,916	1.4%
*	Denotes less than 1%.
(1)	The address of all of the officers and directors listed in the table above are in the care of FIG LLC, 1345 Avenue of the Americas, 45th Floor, New York, New York 10105.
(2)
Percentages shown assume the exercise by such persons of all options and warrants to acquire shares of our Common Stock that are exercisable within sixty days after April 16, 2020 and no exercise by any other person.

(3)
Based on information set forth in Schedule 13G/A filed on February 4, 2020 by BlackRock, Inc. with respect to 19,425,173 shares of Common Stock. BlackRock, Inc. reports sole voting power with respect to 19,026,009 shares and sole dispositive power with respect to 19,425,173 shares as the parent holding company or control person of BlackRock Advisors, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Asset Management Ireland Limited; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; and BlackRock Asset Management North Asia Limited.

(4)
Based on information set forth in Schedule 13G/A filed on February 12, 2020 by The Vanguard Group, Inc. with respect to 12,985,039 shares of Common Stock. The Vanguard Group reports sole voting power with respect to 112,748 shares, shared voting power with respect to 20,823 shares, sole dispositive power with respect to 12,866,159 shares and shared dispositive power with respect to 118,880 shares.

Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 98,057 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 35,514 shares as a result of its serving as investment manager of Australian investment offerings.
(5)
Based on information set forth in Schedule 13G/A filed on February 12, 2020 by Dimensional Fund Advisors LP (“Dimensional Fund”), with respect to 9,766,114 shares of Common Stock. Dimensional Fund reports sole voting power with respect to 9,449,120 shares and sole dispositive power with respect to 9,766,114 shares. Dimensional Fund, an investment adviser who furnishes investment advice to four registered investment companies and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively, the “Dimensional Funds”), reports that the 9,766,114 shares are all owned by the Dimensional Funds. Dimensional Fund disclaims beneficial ownership with respect to all such shares.

(6)
Based on information set forth in Schedule 13D filed on February 18, 2020 by Fortress Investment Group LLC and certain affiliates, with respect to 7,449,581 shares of Common Stock. Fortress Investment Group LLC reports shared voting power with respect to 7,449,581 shares and shared dispositive power with respect to 7,449,581 shares. FIG Corp. and Fortress Operating Entity I LP may be deemed to be the beneficial owners of 7,449,581 shares of Common Stock by virtue of FIG Corp. being the general partner of Fortress Operating Entity I LP and by virtue of Fortress Investment Group LLC’s ownership of all of the interests of FIG Corp.

(7)	For Mr. Reed, includes 9,550 shares of Common Stock issuable upon exercise of ten-year warrants to purchase Common Stock at an exercise price of $46.35 per share.
(8)	For Mr. Sheehan, includes 1,259 shares of Common Stock issuable upon exercise of ten-year warrants to purchase Common Stock at an exercise price of $46.35 per share.
(9)	Ceased employment with the Company, effective November 22, 2019.
(10)	Ceased employment with the Company, effective April 3, 2020.

RELATED PERSONS TRANSACTIONS
Review of Transactions with Related Persons
SEC rules define “transactions with related persons” to include any transaction in which the Company is a participant, the amount involved exceeds $120,000, and in which any “related person,” including any officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities or an immediate family member of any of the foregoing, has a direct or indirect material interest. The Company adopted a written policy that outlines procedures for approving transactions with related persons, and the independent directors review and approve or ratify such transactions pursuant to the procedures outlined in this policy. In determining whether to approve or ratify a transaction with a related person, the independent directors will consider a variety of factors they deem relevant, such as: the terms of the transaction; the terms available to unrelated third parties; the benefits to the Company; and the availability of other sources for comparable assets, products or services. The policy includes standing pre-approvals for specified categories of transactions, including investments in securities offerings, participation in other investment opportunities generally made available to our Manager’s employees and certain commercial dealings with UpCurve, Inc. (formerly GateHouse Media Ventures, Inc.), provided that (a) the terms and conditions represent the result of arms-length negotiation and are no more favorable to the related party than the terms available to similarly situated third parties and (b) the annual value is reasonably anticipated to be less than $1.5 million.
Transactions with Fortress
As of February 18, 2020, Fortress and its affiliates beneficially owned approximately 5.5% of the Company’s outstanding stock and approximately 38% of the Company’s outstanding warrants.
The Company’s Chief Executive Officer is an employee of the Manager and his compensation is paid by the Manager.
In January 2019, we invested approximately $400,000 in TouchCare Holdings LLC (“TouchCare”), owner and operator of an online analytics health advocacy platform. Mr. Edens is a co-founder and director of TouchCare and Mr. Reed also serves as a director of TouchCare, but he does not receive any compensation from TouchCare for his services. In addition, GateHouse contracts with TouchCare to provide consumer-education driven medical offerings that had an annual services payment of approximately $100,000 in 2019 and are expected to be approximately $100,000 in 2020.
In the ordinary course of our business, we may, from time to time, engage in transactions with companies that are either affiliates of or have a relationship with SoftBank Group Corp. (“SoftBank”) and its affiliates. SoftBank is the parent company of Fortress.
Management Agreement
We are managed by the Manager, an affiliate of Fortress, pursuant to a management agreement.
On August 5, 2019, in connection with the entry into the agreement to acquire Legacy Gannett, the Company and the Manager entered into the Amended Management Agreement, which became effective upon the closing of the Acquisition on November 19, 2019.
The Amended Management Agreement (i) established a termination date for the Manager’s services of December 31, 2021, in lieu of annual renewals of the term; (ii) reduced the “incentive compensation” payable to the Manager from 25% to 17.5% for the remainder of the term (as described in more detail below); (iii) reduced by 50% the number of options that would otherwise be issuable in connection with the issuance of shares as consideration for the acquisition, and imposed a premium on the exercise price; (iv) eliminated the Manager’s right to receive options in connection with future equity raises by the Company; and (v) eliminated certain payments otherwise due at or after the end of the term of the prior management agreement.
In connection with entering into the Amended Management Agreement and the consummation of the Acquisition, the Company issued to the Manager 4,205,607 shares of Company Common Stock and granted to the Manager options to acquire 3,163,264 shares of Company Common Stock. The Manager is restricted from selling the issued shares until the expiration of the Amended Management Agreement, or otherwise upon a change in control and certain other extraordinary events. The options have an exercise price of $15.50 and become exercisable upon the first trading day immediately following the first 20 consecutive trading day period in which the closing price of the Company Common Stock (on its principal U.S. national securities exchange) is at or above $20 per share (subject to adjustment) and also upon a change in control and certain other extraordinary events.
Upon expiration of the term of the Amended Management Agreement, the Manager will cease providing external management services to the Company, and the Manager will no longer be the employer of the person serving in the role of Chief Executive Officer of the Company.
Management Fee
We pay our Manager an annual management fee equal to 1.50% per annum of our Total Equity (as defined in the Amended Management Agreement) calculated and payable monthly in arrears in cash. Total Equity is generally the equity transferred by Newcastle Investment Corp. on the date on which our shares began trading in the “regular way” market on the NYSE, plus total net proceeds from any equity capital raised (including, without limitation, through stock offerings and capital effectively raised through acquisitions in which all or a portion of the consideration consists of stock issued by the Company), plus certain capital contributions to subsidiaries, plus the equity value of certain assets contributed to the Company, less capital dividends and capital distributions.
Incentive Compensation
Our Manager is eligible to receive on a quarterly basis annual incentive compensation in an amount equal to the product of 17.5% of the dollar amount by which (a) the Adjusted Net Income of the Company exceeds (b)(i) the weighted daily average Total Equity (plus cash capital raising costs), multiplied by (ii) a simple interest rate of 10% per annum.
As defined in the Amended Management Agreement, “Adjusted Net Income” means net income (computed in accordance with U.S. GAAP) plus depreciation and amortization, and after adjustments for (a) unconsolidated partnerships, joint ventures and permanent cash tax savings and (b) other non-routine items. “Other non-routine items” means (a) (i) write-offs of unamortized deferred financing fees, or additional costs, make-whole payments, penalties or premiums incurred as the result of early repayment of debt, (ii) changes in the fair value of contingent consideration and financial instruments, (iii) preferred stock redemption charges, (iv) gains or losses related to litigation, claims, and other contingencies, (v) losses on early extinguishment of debt, (vi) charges or income related to changes in income tax valuation allowances, tax litigation or settlements, (vii) impairments or reversals of impairments, and (viii) integration expenses related to acquisitions, and (b) other adjustments approved by the independent directors upon reasonable request by the Manager from time to time. Adjusted net income is computed on an unconsolidated basis. The computation of adjusted net income may be adjusted at the direction of the independent directors upon reasonable request by the Manager based on changes in, or certain applications, of GAAP.
Our Board may request that our Manager accept all or a portion of its incentive compensation in shares of our Common Stock, and our Manager may elect, in its discretion, to accept such payment in the form of shares, subject to limitations that may be imposed by the rules of the NYSE or otherwise.
Reimbursement of Expenses
Because our Manager’s employees perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our Manager is paid or reimbursed for the cost of performing such tasks, provided that the Manager has consulted with the Company and reasonably determined in good faith that such services cannot be provided by the Company’s existing internal resources and provided further that such costs and reimbursements are no greater than those which would be paid to outside professionals or consultants on an arm’s-length basis.
We, as opposed to our Manager, pay all of the Company’s operating expenses, except those specifically required to be borne by our Manager under our Amended Management Agreement. Our Manager is responsible for all costs incident to the performance of its duties, including compensation of our Manager’s employees, rent for facilities and other “overhead” expenses. The expenses required to be paid by us include, but are not limited to, issuance and transaction costs incident to the acquisition, disposition, operation and financing of our investments, legal and auditing fees and expenses, the compensation and expenses of our independent directors, the costs associated with the establishment and maintenance of any credit facilities and other indebtedness of ours (including commitment fees, legal fees, closing costs, etc.), expenses associated with other securities offerings of ours, the costs of printing and mailing proxies and reports to our stockholders, costs incurred by employees of our manager for travel on our behalf, costs associated with any computer software or hardware that is used solely for us, costs to obtain liability insurance to indemnify our directors and officers and the compensation and expenses of our distribution agent.
During the fiscal year ended December 31, 2019, the amounts earned by our Manager were $11.0 million of management fees, $4.1 million of incentive compensation and $2.9 million of expense reimbursement.
Employment Related Compensation
In addition to the director compensation that Ms. Wall received with respect to her service on the Board between November 19, 2019 and December 31, 2019, as reported in the Director Compensation Table, Ms. Wall also received compensation for her service as an employee in 2019 in the following amounts: (i) $64,277 in base salary earned from November 19, 2019 to December 31, 2019; and (ii) $377,370 in the form of an annual cash bonus for service in 2019 paid in early 2020 pursuant to the CIC Severance Plan in an amount equal to the greater of the amount that would be paid based on actual performance relative to the predefined performance goals in effect prior to the Acquisition and Ms. Wall’s target incentive opportunity, of which $150,000 was deferred pursuant to the DCP in accordance with Ms. Wall’s prior deferral election made in December 2018 for the 2019 calendar year. In August 2020, Ms. Wall will also be eligible to receive $765,061 for the additional accrual under the terms of the Legacy Gannett Supplemental Retirement Plan for the period between November 19, 2019 and January 3, 2020. In addition, Ms. Wall participated in certain other employee compensation programs of Legacy Gannett through the date of the termination of her employment on January 3, 2020. Pursuant to such compensation programs of Legacy Gannett, Ms. Wall received the following amounts: (i) a payment of $5,450,470 on December 27, 2019 with respect to her pre-Acquisition accruals under the terms of the Legacy Gannett Supplemental Retirement Plan; and (ii) a payment of $1,469,787 on January 2, 2020 with respect to her pre-Acquisition non-grandfathered notional account balance under the terms of the DCP. In July 2020, Ms. Wall will also be eligible to receive the following additional payments under the compensation programs of Legacy Gannett: (i) a severance payment of $4,358,649 made pursuant to the CIC Severance Plan in connection with the termination of her employment on January 3, 2020 comprised of an amount equal to (x) her annual base salary of $539,100, plus (y) her annual base salary during interim COO period prior to the Acquisition of $540,000, plus (z) her 3-year average annual incentive plan payment of $366,095, multiplied by a severance multiplier of 3, including an 18-month lump sum health benefits continuation payment of $20,063 and a pro-rated 2020 annual bonus plan payment based on the preceding 3-year average of $3,001; (ii) a payment of $1,862,017 for the additional benefit under the terms of the Legacy Gannett Supplemental Retirement Plan provided under CIC Severance Plan; (iii) a cash retention bonus payment of $275,000; (iv) accelerated vesting and delivery of 139,110 unvested restricted stock units; and (v) a payment of $388,110 in respect of unvested cash-settled performance units. Ms. Wall will also be eligible to receive payment of her remaining grandfathered and non-grandfathered notional account balances under the DCP that will be paid in accordance with her prior payment elections and the payment timing rules under the DCP, as applicable.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Matters Relating to the Independent Registered Accounting Firm
Ernst & Young LLP, independent registered public accountants, served as the independent registered public accounting firm for us and our subsidiaries for the fiscal year ended December 31, 2019. The Audit Committee of the Board has appointed Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2020, and has further directed that the selection of the independent registered public accounting firm be submitted for ratification by the stockholders at the Annual Meeting.
Representatives of Ernst & Young LLP will participate in the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.
The Board recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the fiscal year 2020.
The following table sets forth the fees, which include out-of-pocket expenses, for services provided by Ernst & Young LLP (“EY”) during the fiscal years ended December 31, 2019 and December 30, 2018, respectively.
	2019	2018
Audit Fees	$6,023,879	$3,193,191
Audit-Related Fees	$526,200	$106,290
Tax Fees	$118,700	$35,000
All Other Fees	—	—
Total	$6,668,779	$3,334,481
The following is a description of the nature of the services comprising the fees disclosed in the table above for each of the four categories of services.
Audit Fees. These are fees for professional services rendered by EY for the audit of the Company’s annual financial statements, including the audit of internal control over financial reporting, the reviews of the Company’s quarterly reports on Form 10-Q and services relating to SEC filing matters.
Audit-Related Fees. These services consist of accounting consultations or due diligence assistance with acquisitions.
Tax Fees. Tax fees include professional services rendered by EY with respect to tax compliance (e.g., tax returns), tax advice and tax planning.
All Other Fees. All other fees would include professional services rendered by EY that are not included as audit fees, audit-related fees or tax fees. No services were rendered during 2019 or 2018 that would cause EY to bill the Company amounts constituting “All Other Fees.”
The Audit Committee has considered all services provided by the independent registered public accounting firm to us and concluded this involvement is compatible with maintaining the auditors’ independence.
Audit Committee Pre-Approval Policy
The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for us by the independent registered public accounting firm prior to its engagement for such services. For each engagement, management provides the Audit Committee with information about the services and fees sufficiently detailed to allow the Audit Committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the auditor. After the end of the audit year, management provides the Audit Committee with a summary of the actual fees incurred for the completed audit year.

PROPOSAL NO. 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to the requirements of Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement through a “say-on-pay” vote.
As described above in the Compensation Discussion and Analysis, in 2015, we held an advisory vote on the frequency of our say-on-pay vote, which resulted in approximately 90.6% of votes recommending an annual frequency for the say-on-pay vote. After considering that recommendation, the Board determined that the say-on-pay vote will be held annually until the next required vote on the frequency of the say-on-pay vote to be held at our 2021 Annual Meeting. As also described in the Compensation Discussion and Analysis included in this Proxy Statement, the other executive officers of the Company are not employees of the Company, and the Company has not and does not intend to compensate them directly.
The Board recommends that you vote FOR the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
This proposal enables our stockholders to express their views with respect to the compensation of our named executive officers and our overall compensation philosophy and practices. The “say-on-pay” vote is an advisory vote which does not bind the Company or our Board. Nonetheless, the Board and the Compensation Committee will consider the results of the vote as appropriate when making compensation decisions with respect to our named executive officers.

PROPOSAL NO. 4 APPROVAL OF AMENDMENTS TO OUR BYLAWS TO IMPLEMENT MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS
Overview
Currently, Section 3.2 of our Bylaws provides that directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. Under this “plurality voting” standard, the nominees who receive the largest number of affirmative votes are elected to the Board of Directors, up to the maximum number of directors to be elected. Under a majority voting standard in uncontested director elections, in order to be elected, a majority of the votes cast must be in favor of the nominee’s election.
Implementing Majority Voting
In recent years, many companies have eliminated plurality voting in uncontested elections and adopted “majority voting” bylaws or standards that provide stockholders with more influence over the outcome of uncontested director elections. At the 2019 Annual Meeting of Stockholders, our stockholders approved a stockholder proposal requesting that the Board of Directors initiate the process to adopt a majority voting standard in uncontested director elections. After careful consideration of the 2019 stockholder vote and this issue, the Board of Directors decided to further strengthen the Company’s approach to governance and, upon the recommendation of the Nominating and Corporate Governance Committee, unanimously approved, subject to stockholder approval, an amendment to the Company’s Bylaws to implement a majority voting standard in uncontested elections (the “Majority Voting Amendment”). The Majority Voting Amendment changes the voting standard applicable to the election of directors in uncontested elections from a plurality of the votes cast to a majority of the votes cast. In contested elections, directors will continue to be elected by a plurality of the votes cast. The full text of the proposed Majority Voting Amendment is set forth in Appendix B to this Proxy Statement.
The Board of Directors believes that the proposed Majority Voting Amendment providing for majority voting in uncontested director elections is in the best interests of the Company and its stockholders. If this proposal is approved, majority voting in director elections would commence at the 2021 Annual Meeting of Stockholders.
If the Majority Voting Amendment is not approved by our stockholders, such amendment will not be implemented, our plurality voting standard for uncontested elections will continue in place, and our Bylaws would continue in its current form, subject to any other approved amendments.
The Board of Directors also has approved, subject to stockholder approval of the Majority Voting Amendment, the addition of a resignation policy to our Corporate Governance Guidelines, requiring a nominee for director to submit a written offer of resignation to the board in the event such nominee does not receive a majority of the votes cast in an uncontested election of directors. Adoption of this policy will address the continuation in office of a “holdover” director, so that an incumbent director who does not receive the requisite affirmative majority of the votes cast for his or her re-election must tender his or her resignation to the Chairman for consideration by the Nominating and Corporate Governance Committee, which will recommend to the board whether to accept the tendered resignation. The board will act on such recommendation within 90 days following the date of the stockholders’ meeting at which the election occurred.
Required Vote
Approval and adoption of this proposal requires the affirmative vote of at least 80% of the voting power of our issued and outstanding shares entitled to vote thereon. Any abstentions or broker non-votes will have the same effect as votes AGAINST this Proposal.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends that the stockholders vote FOR this Proposal to amend our Bylaws to implement majority voting in uncontested director elections.

PROPOSAL NO. 5 APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION AND BYLAWS TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS
Overview
Currently, the Company’s Certificate of Incorporation and Bylaws contain provisions that require a supermajority vote by our stockholders for approval of amendments to our Bylaws and to certain provisions of our Certificate of Incorporation, as well as to remove directors for cause and appoint directors in the event the entire Board of Directors is removed (collectively, the “Supermajority Voting Requirements”).
Proposed Amendments
As part of their ongoing review of our corporate governance, the Board and its Nominating and Corporate Governance Committee have considered the advantages and disadvantages of retaining the Supermajority Voting Requirements, as well as advice from outside experts and advisors regarding matters of corporate governance. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has unanimously approved and declared advisable the amendments to the Certificate of Incorporation and Bylaws to eliminate the Supermajority Voting Requirements and replace them with a requirement that such matters be approved by a majority of the voting power of our issued and outstanding common stock.
The Board is submitting the proposed amendments as three proposals to the stockholders of the Company for their approval at the Annual Meeting:
•	Proposal 5A amends the Certificate of Incorporation to eliminate the Supermajority Voting Requirement to amend certain provisions of our Certificate of Incorporation, as described below.
•	Proposal 5B amends the Certificate of Incorporation and the Bylaws to eliminate the Supermajority Voting Requirements to amend our Bylaws, as described below.
•
Proposal 5C amends the Certificate of Incorporation and the Bylaws to eliminate the Supermajority Voting Requirements to remove directors for cause and to appoint directors in the event the entire Board is removed, as described below.

Stockholders will vote on Proposals 5A, 5B and 5C separately, and the approval of each proposal is not conditioned on the approval of the other proposals. The proposed amendments to the Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, which the Company would file promptly following the Annual Meeting if our stockholders approve the amendments. The proposed amendments to the Bylaws would become effective upon the effectiveness of the filing of the Certificate of Amendment to the Certificate of Incorporation.
If stockholders do not approve Proposals 5A, 5B or 5C, the corresponding voting requirement will remain in place.
Proposal No. 5A: Elimination of Supermajority Voting Requirement for Amendments to Certain Provisions of Our Certificate of Incorporation
Currently, Article FOURTEENTH of our Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the voting power of the Company’s issued and outstanding shares of capital stock entitled to vote thereon to amend, alter, repeal or adopt any provisions inconsistent with the purpose and intent of any of the following provisions:
•	Article FIFTH (regarding the Board, including removal of directors only for cause and stockholders’ ability to appoint directors in the event the entire Board is removed);
•	Article EIGHTH (regarding stockholders’ ability to act by written consent);
•	Article TENTH (regarding amendments to the Bylaws);
•	Article ELEVENTH (regarding the conduct of certain affairs as they may involve the Fortress Stockholders (as defined therein)); and
•	Article FOURTEENTH (regarding amendments to the Certificate of Incorporation).

This Proposal 5A requests that stockholders approve an amendment to eliminate the 80% voting standard. As a result, if Proposal 5A is adopted, pursuant to the Delaware General Corporation Law, future amendments to our Certificate of Incorporation would require an affirmative vote of holders of a majority of the voting power of the Company’s then issued and outstanding shares of capital stock entitled to vote on the amendment. The full text of the proposed amendment is set forth in Appendix C to this Proxy Statement.
Proposal No. 5B: Elimination of Supermajority Voting Requirements for Amendments to Our Bylaws
To alter, amend or repeal any Bylaw provision, other than those specific provisions described below, requires the affirmative vote of the holders of at least 66 2/3% of the voting power of the Company’s then issued and outstanding shares of capital stock entitled to vote thereon, or a majority vote of the entire Board, under Part (a) of Article TENTH of the Certificate of Incorporation and Article IX of the Bylaws.
In addition, Part (b) of Article TENTH of the Certificate of Incorporation and Article IX of the Bylaws each requires that any alteration, amendment, repeal or adoption of any provisions inconsistent with the purpose and intent of any of the provisions listed below may only be approved by stockholders (and not the Board) and only by the affirmative vote of the holders of at least 80% of the voting power of the Company’s issued and outstanding shares of capital stock entitled to vote thereon:
•	Section 2.3 (regarding special meetings);
•	Section 2.11 (regarding consent of stockholders in lieu of meetings);
•	Section 3.1 (regarding duties and powers of directors);
•	Section 3.2 (regarding number and election of directors);
•	Section 3.3 (regarding vacancies on the Board);
•	Section 3.6 (regarding resignation and removal of directors);
•	Article IX (regarding amendments to the Bylaws); and
•	Article XI (regarding definitions within the Bylaws).
This Proposal 5B requests that stockholders approve amendments to eliminate the supermajority voting standards and replace them with a majority voting standard in Article TENTH of the Certificate of Incorporation and Article IX of the Bylaws. In addition, if Proposal 5B is adopted, future amendments to any provision of the Bylaws could be adopted by majority approval of our stockholders or the Board. The full text of the proposed amendments is set forth in Appendix D to this Proxy Statement.
Proposal No. 5C: Elimination of Supermajority Voting Requirements for Removal of Directors and Appointment of Directors in the Event the Entire Board of Directors is Removed
Currently, our Certificate of Incorporation and Bylaws provide that our directors may only be removed for cause and that the affirmative vote of the holders of at least 80% of the voting power of the Company’s then issued and outstanding shares of capital stock entitled to vote thereon is required to remove any director, or the entire Board, for cause, under Part (b) of Article FIFTH of the Certificate of Incorporation and Section 3.6 of the Bylaws. In addition, the affirmative vote of the holders of at least 80% of the voting power of the Company’s issued and outstanding shares of capital stock entitled to vote is thereon is required to fill vacancies on the Board resulting from removal of the entire Board, under Part (d) of Article FIFTH of the Certificate of Incorporation and Section 3.3 of the Bylaws.
This Proposal 5C requests that stockholders approve amendments to eliminate the supermajority voting standards and replace them with a majority voting standard in Parts (b) and (d) of Article FIFTH of the Certificate of Incorporation and Sections 3.3 and 3.6 of the Bylaws. The full text of the proposed amendments is set forth in Appendix E to this Proxy Statement.
Required Vote
Approval and adoption of Proposals 5A, 5B and 5C each requires the affirmative vote of holders of at least 80% of the voting power of our issued and outstanding shares entitled to vote thereon. Any abstentions or broker non-votes will have the same effect as votes AGAINST Proposals 5A, 5B or 5C.
Board Recommendation
The Board unanimously recommends a vote “FOR” these proposals.

PROPOSAL NO. 6 STOCKHOLDER PROPOSAL
The NewsGuild, a sector of The Communications Workers of America (TNG-CWA Local 36047), has advised us that they plan to introduce the following resolution at the Annual Meeting and has indicated that it has been a beneficial owner of shares of Company common stock having a market value in excess of $2,000 for at least the preceding year. The Company is not responsible for the accuracy or content of the proposal, which is presented as received from the proponent in accordance with SEC rules. As explained below, our Board has determined to make no voting recommendation on this stockholder proposal.
“SHAREHOLDER PROPOSAL
RESOLVED: Shareholders request that the Board of Directors prepare an annual “journalism report” detailing the company’s commitment to its core product – news. Available to investors, this report should be prepared at reasonable cost, omitting proprietary information, and consider the relative benefits and drawbacks of the Company’s approach to journalistic integrity as determined at the judgement and discretion of the Board of Directors and management.
Supporting Statement
Reporters at The Arizona Republic and the USA Today Network covered the fallout of President Trump’s plans to build a wall between the U.S. and Mexico. The work won a Pulitzer Prize for explanatory reporting in 2018.
The Indianapolis Star broke the story — which eventually went national, — about sexual abuse allegations at USA Gymnastics. The Star was the first to identify Larry Nassar, the team doctor, as a suspect. Nassar has since been accused of molesting more than 150 girls and is now serving a 175-year prison sentence. The reporting won an Investigative Reporters and Editors Award for investigative reporting in 2016.
Reporters at The Sarasota Herald Tribune linked deep budget cuts within Florida’s mental health system to a spike in systemic violence and abuse at its state-run hospitals. It won a Pulitzer Prize for investigative reporting in 2016.
This is high quality journalism, and we could cite many other examples at Gannett papers. Our proposal seeks to ensure that community journalism is measured and maintained. Studies have shown that areas where local news has been severely diminished, where civic institutions aren’t monitored as closely, have seen municipal bond rates increase and civic involvement decline. Recent research from the University of Illinois–Chicago and the University of Notre Dame found that communities that have become “news deserts” also pay higher taxes and are at greater risk of political corruption. Other studies show lower voter turnout and increased partisanship.
While our company currently measures its revenue, expenses, and profitability attached to creating news, it does not reveal to investors the impact its choices about news coverage might be having.
We believe tracking and reporting on our core service news is critical for investors to assess our company. Measured much like environmental sustainability reports, the internal audit that we propose could include baseline data on insourcing/outsourcing, staffing, beats covered at each property, geographic coverage areas, and the number of days published year to year, among other metrics. For investors concerned about the fate of journalism, such public monitoring represents a means to understanding how our company creates value.
Brand and reputation matter. Companies with a good reputation perform better financially than companies with poorer reputations. This proposal helps to protect the brand and reputation of our company. Measuring and reporting how we report the news is the first step in protecting our brand, nurturing the watchdogs, and continuing to act as the Fourth Estate.”
Statement of the Board of Directors
Our Board has considered the proposal set forth above and has determined to make no voting recommendation to stockholders. The proposal, which is advisory in nature, would constitute a non-binding recommendation to the Board if approved by stockholders. The Board wholeheartedly agrees with the sentiments expressed regarding the quality of Gannett’s journalism and the importance of local journalism to our Nation’s civic institutions. At the same time, the Board is concerned that the expense and resources requires to produce the proposed annual journalism report would not be justified by the expected benefits of such report. The Board also notes that information about the Company’s journalism is made available on the Company’s website.
The Board of Directors makes no recommendation on this proposal.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS FOR
2021 ANNUAL MEETING
Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2021 Annual Meeting if they are received by the Company no later than [__], 2020, 120 days before the one year anniversary of the mailing date of this Proxy Statement. However, if the 2021 Annual Meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, to be timely, a stockholder proposal must be received no later than a reasonable time before the Company begins to print and send its proxy materials. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for inclusion of stockholder proposals in company-sponsored proxy materials. Any proposals should be directed to the attention of the Company’s General Counsel at 7950 Jones Branch Drive, McLean, VA 22107-0150.
In order for a stockholder proposal, including proposals regarding director nominees, submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), the Company’s Bylaws require that such proposal must be received by the Company not less than 90 days nor more than 120 days prior to the one-year anniversary of the immediately preceding annual meeting of stockholders. Accordingly, in order for a proposal relating to business to be conducted at our 2021 Annual Meeting to be “timely” under the Company’s Bylaws, it must be received by the Secretary of the Company at our principal executive office no earlier than February 8, 2021 and no later than March 10, 2021. However, in the event that the date of the 2021 Annual Meeting is advanced or delayed by more than 30 days from June 8, 2021, for a proposal by the stockholders to be timely, it must be received no earlier than the opening of business 120 days before the date of such annual meeting, and not later than the close of business on the 10th day after the earlier of the mailing of the notice of the annual meeting of stockholders or the day on which public announcement of the date of such meeting is made by the Company.
OTHER MATTERS
The Board is not aware of any other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxy holders therein, or their substitutes, present and acting at the meeting.
No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of this Proxy Statement.

ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC that are available to the public on the website maintained by the SEC at www.sec.gov. In addition, our SEC filings are available, free of charge, on our website: www.gannett.com. Such information, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, will also be furnished without charge upon written request to Gannett Co., Inc., 7950 Jones Branch Drive, McLean, VA 22107-0150, Attention: Investor Relations.
A number of brokerage firms have instituted a procedure called “householding,” which has been approved by the SEC. Under this procedure, the firm delivers only one copy of the Annual Report and Proxy Statement to multiple stockholders who share the same address and have the same last name, unless it has received contrary instructions from an affected stockholder. If your shares are held in “street name,” please contact your bank, broker or other holder of record to request information about householding.
Stockholders of Record. If you vote on the Internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.
Street Name Holders. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.
Your election to receive proxy materials by email will remain in effect until you terminate it.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE PROPOSALS IDENTIFIED HEREIN. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL [_], 2020. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THE PROXY MATERIALS TO STOCKHOLDERS NOR THE ELECTION OF THE NOMINEES DESCRIBED HEREIN WILL CREATE ANY IMPLICATION TO THE CONTRARY.
By Order of the Board,
/s/ Polly Grunfeld Sack
Polly Grunfeld Sack
General Counsel
April [__], 2020

APPENDIX A
The table below shows the reconciliation of net income (loss) to Adjusted EBITDA for the period presented:
Year Ended December 31, 2019
(in thousands)
Net income (loss) attributable to Gannett (GAAP basis)	$(119,842)
Income tax expense (benefit)	(85,994)
Interest expense	63,660
Loss on early extinguishment of debt	6,058
Other non-operating items, net	(9,511)
Depreciation and amortization	111,882
Integration and reorganization costs	47,401
Acquisition costs	60,618
Impairment of long-lived assets	3,009
Goodwill and mastheads impairment	100,743
Net (gain) loss on sale or disposal of assets	4,723
Non-cash compensation	11,324
Other items	29,800
Adjusted EBITDA (non-GAAP basis)	$223,871
A-1

APPENDIX B
The proposed amendment to our Bylaws to implement majority voting for uncontested director elections (Proposal No. 4) is set forth below.
The third paragraph of Section 3.2 would be amended to read in its entirety as follows:
Except as provided in Section 3.3 of this Article III, a nominee for a director shall be elected to the Board of Directors if votes cast for such nominee’s election exceed the votes cast against such nominee’s election at any meeting of stockholders at which a quorum is present; provided, however, that nominees shall be elected by a plurality of votes cast at any meeting of stockholders for which (a) the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors pursuant to Section 2.20 of these Bylaws, and (b) such nomination or notice has not been withdrawn on or before the 10th day before the Corporation first mails its initial proxy statement in connection with such election of directors.
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APPENDIX C
The proposed amendment to our Certificate of Incorporation to eliminate the supermajority voting requirement applicable to an amendment of our Certificate of Incorporation (Proposal No. 5A) is set forth below.
Article FOURTEENTH would be amended to read in its entirety as follows:
FOURTEENTH: The Company reserves the right to amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Bylaws or the GCL, and all rights herein conferred upon stockholders are granted subject to such reservation.
C-1

APPENDIX D
The proposed amendments to our Certificate of Incorporation and Bylaws to eliminate supermajority voting requirements applicable to an amendment of our Bylaws (Proposal No. 5B) are set forth below.
Certificate of Incorporation
Article TENTH would be amended to read in its entirety as follows:
TENTH: The Bylaws may be altered, amended or repealed, in whole or in part, either (i) by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote thereon (and, for the avoidance of doubt, without approval of the Board of Directors) or (ii) by the affirmative vote of the majority of the Entire Board of Directors (and, for the avoidance of doubt, without approval of the stockholders).
Bylaws
Article IX would be amended to read in its entirety as follows:
SECTION 9.1 Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting (if there is one) of the stockholders or Board of Directors, as the case may be. All such alterations, amendments, repeals or adoptions must be approved by either the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Company entitled to vote thereon or by a majority of the Entire Board of Directors.
D-1

APPENDIX E
The proposed amendments to the Certificate of Incorporation and the Bylaws to eliminate supermajority voting requirements to remove directors for cause and to appoint directors in the event the entire Board of Directors is removed are set forth below.
Certificate of Incorporation
Parts (b) and (d) of Article FIFTH would be amended to read in their entirety as follows:
(b) Removal. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any director or the Entire Board of Directors may be removed from office at any time, with or without cause, and only by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors. The vacancy in the Board of Directors caused by any such removal shall be filled as provided in Part (d) of this Article FIFTH.
(d) Vacancies and Newly Created Directorships. Subject to the terms of any one or more classes or series of Preferred Stock, (i) any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and (ii) any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, by a sole remaining director or, solely in the event of the removal of the Entire Board of Directors, by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors.
Bylaws
Sections 3.3 and 3.6 would be amended to read in their entirety as set forth below.
SECTION 3.3 Vacancies. Unless otherwise required by law or the Certificate of Incorporation, and subject to the terms of any one or more classes or series of preferred stock of the Corporation, (i) any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, (ii) any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director and (iii) solely in the event of the removal of the Entire Board of Directors, the resulting vacancies may be filled only by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors.
SECTION 3.6 Resignations and Removals of Directors. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or electronic transmission to (i) the Chairman of the Board of Directors, if there be one, or to the Chief Executive Officer, if there is no Chairman of the Board, and (ii) the Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock of the Corporation then outstanding, any director or the Entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors. The vacancy or vacancies in the Board of Directors caused by any such removal shall be filled as provided in Section 3.3. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.
E-1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 7, 2020 for shares held directly and by 11:59 P.M. ET on June 3, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 7, 2020 for shares held directly and by 11:59 P.M. ET on June 3, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

1. Mayur Gupta
2. Theodore P. Janulis
3. John Jeffry Louis III
4. Maria M. Miller
5. Michael E. Reed
6. Debra A. Sandler
7. Kevin M. Sheehan
8. Barbara W. Wall

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5A, 5B and 5C:

The Board of Directors makes no recommendation on proposal 6:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000462804_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

GANNETT CO., INC.
Annual Meeting of Stockholders
June 8, 2020 8:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Michael E. Reed, Polly Grunfeld Sack, Ashley Higgins and Ivy Hernandez or any of them, as proxy holders, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GANNETT CO., INC that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, EDT on June 8, 2020, at 7950 Jones Branch Drive, McLean, VA 22107, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of all listed nominees for the Board of Directors, FOR proposals 2, 3, 4, 5A, 5B and 5C and ABSTAIN from proposal 6.

Continued and to be signed on reverse side

0000462804_2 R1.0.1.18